UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Pediatrix Medical Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

pediatrix®
MEDICAL GROUP

Take great care of the patient.®

2026 Notice of Annual Meeting of Shareholders and Proxy Statement

Dear Pediatrix Shareholder:

You are cordially invited to attend the 2026 Annual Shareholders’ Meeting of Pediatrix Medical Group, Inc. (“Pediatrix”, the “Company”, “we” or “our”) on Thursday, May 7, 2026, beginning at 10:30 a.m. (ET). The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May 5, 2026 at 5:00 p.m. (ET). Whether or

1301 Concord Terrace Sunrise, Florida 33323-2825 (954) 384-0175
not you plan to virtually attend the annual meeting, we urge you to read this Proxy Statement and consider such information carefully before voting.

At the annual meeting, we will ask you to (i) vote on the election of the following individuals to the Board of Directors: Laura A. Linynsky, Thomas A. McEachin, Kurt D. Newman, M.D., Mark S. Ordan, Michael A. Rucker, Guy P. Sansone, John M. Starcher, Jr., Shirley A. Weis and Sylvia J. Young; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year; (iii) conduct an advisory vote regarding the compensation of our named executive officers for the 2025 fiscal year; (iv) approve the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan; and (v) consider and act upon any other business properly brought before the meeting. Please vote on all the matters described in our Proxy Statement. Your Board of Directors unanimously recommends a vote “FOR” the election of each of the nine nominees for Director stated above, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year, “FOR” the approval of the compensation of our named executive officers for the 2025 fiscal year, and “FOR” the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about March 27, 2026, to our shareholders of record at the close of business on March 9, 2026. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the E-Proxy Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

Whether or not you plan to virtually attend, it is important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-Proxy Notice. As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet, or by mailing a proxy card will not limit your right to attend the annual meeting, revoke your proxy and vote your shares virtually. We appreciate your continued support of our Company.

Sincerely, Mark S. Ordan Chief Executive Officer March 27, 2026

Notice of 2026 Annual Meeting of Shareholders TO BE HELD ON MAY 7, 2026

To the Shareholders of Pediatrix Medical Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Shareholders’ Meeting of Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”, the “Company”, or “our”), will be held at 10:30 a.m., ET, on Thursday, May 7, 2026, virtually, for the following purposes, as more fully described in our Proxy Statement:

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to elect, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified, the following individuals to the Board of Directors: Laura A. Linynsky, Thomas A. McEachin, Kurt D. Newman, M.D., Mark S. Ordan, Michael A. Rucker, Guy P. Sansone, John M. Starcher, Jr., Shirley A. Weis and Sylvia J. Young;

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to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year;

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to conduct an advisory vote regarding the compensation of our named executive officers for the 2025 fiscal year;

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to approve the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan; and

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to consider and act upon such other business as may properly come before the annual meeting.
How to Vote Internet Mail Phone

The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May 5, 2026 at 5:00 p.m. (ET).

The Board of Directors of Pediatrix has fixed the close of business on March 9, 2026, as the record date for determining those shareholders entitled to notice of, to virtually attend and to vote at the meeting and any postponement or adjournment thereof.

Whether or not you plan to virtually attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail, or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares virtually.

By Order of the Board of Directors,

Mary Ann E. Moore

Executive Vice President,

General Counsel,

Chief Administrative Officer and Secretary

Sunrise, Florida

March 27, 2026

2026 Proxy Statement	i	Pediatrix Medical Group, Inc.

Pediatrix Medical Group, Inc.	ii	2026 Proxy Statement

TABLE OF CONTENTS

Information Concerning Shareholder Proposals	89

Exhibit A - Pediatrix Medical Group, Inc. Second Amended and Restated Incentive Compensation Plan	A-1

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this proxy statement are made as of the date hereof, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025. Website references throughout this proxy statement are provided for convenience only, and none of the statements on our websites or reports referenced or discussed in this proxy statement are deemed to be part of, or incorporated by reference into, this proxy statement.

2026 Proxy Statement	iii	Pediatrix Medical Group, Inc.

Proxy Statement

We are furnishing this Proxy Statement and related materials to our shareholders as part of the solicitation of proxies by the Board of Directors for use at our 2026 Annual Shareholders’ Meeting and at any postponement or adjournment of the meeting. As used in this Proxy Statement, unless the context otherwise requires, the terms “Pediatrix,” “we,” “us,” “our” and the

1301 Concord Terrace Sunrise, Florida 33323-2825

“Company” refer to the parent company, Pediatrix Medical Group, Inc., a Florida corporation, and the consolidated subsidiaries through which its businesses are actually conducted, including Pediatrix® and its affiliated medical groups, Pediatrix® Medical Group and Obstetrix® Medical Group, together with our affiliated business corporations or professional associations, professional corporations, limited liability companies and partnerships.

Under the rules and regulations of the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report, to all Pediatrix shareholders. The E-Proxy Notice will instruct you on how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you how you may submit your proxy via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.

We are mailing the E-Proxy Notice on or about March 27, 2026 to our shareholders of record at the close of business on March 9, 2026.

Questions and Answers About Our Annual Meeting

What Is the Date, Time and Place of the Annual Meeting?

Our 2026 Annual Shareholders’ Meeting will be held on Thursday, May 7, 2026, beginning at 10:30 a.m. (ET). The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May 5, 2026 at 5:00 p.m. (ET). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the virtual meeting. The online meeting will begin promptly at 10:30 a.m. (ET). We encourage you to access the annual meeting 15 minutes prior to the start time leaving ample time for check-in and to ensure that you can hear the audio prior to the annual meeting. If you encounter any difficulties accessing the annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the annual meeting.

2026 Proxy Statement	1	Pediatrix Medical Group, Inc.

Questions and Answers About Our Annual Meeting

What Is the Purpose of the Annual Meeting?

At the annual meeting, our shareholders will be asked to:

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elect nine Directors, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified;
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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year;
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conduct an advisory vote regarding the compensation of our named executive officers for the 2025 fiscal year;
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approve the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan; and
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consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 9, 2026, the record date for the meeting, are entitled to notice of, to virtually attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 83,072,104 shares of our common stock were issued and outstanding and were held by approximately 150 holders of record.

What Are the Voting Rights of Pediatrix’s Shareholders?

Our shareholders have one vote per share of Pediatrix common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of our common stock at the close of business on March 9, 2026, you may cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting virtually or by proxy. If a quorum is not present at the meeting, Pediatrix expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the appointment of independent auditors. The election of Directors, the advisory vote on executive compensation and the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan are considered “non-routine” matters under the New York Stock Exchange rules. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable New York Stock Exchange rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the shareholder and, accordingly, any such shares will be “broker non-votes.”

Pediatrix Medical Group, Inc.	2	2026 Proxy Statement

Questions and Answers About Our Annual Meeting

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the election of the nominees for Director, the ratification of the appointment of our independent auditors, the advisory vote on executive compensation or the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they will not be voted by the brokerage firm except as described above if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy prior to the meeting.

How Do I Vote?

You can vote in any of the following ways:

To vote via the Internet prior to the annual meeting if you are a registered shareholder:

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Follow the instructions on your proxy card and E-Proxy Notice; and

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Vote your shares as instructed on your proxy card and E-Proxy Notice.

To vote by telephone if you are a registered shareholder who received a paper proxy card:

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Dial 1-866-484-0895 from any touch-tone telephone at any time up until 11:59 p.m. ET on May 6, 2026; and

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Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered shareholder who received a paper proxy card:

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Mark, sign and date your proxy card; and

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Return it in the envelope provided.

To vote prior to the annual meeting if you hold your shares in “street name,” follow the instructions of your bank or broker.

To vote virtually at the annual meeting if you are a registered shareholder or if you hold your shares in “street name”:

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Access https://proxydocs.com/MD;

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If you are a registered shareholder, have your 12-digit control number located on your E-Proxy Notice or your proxy card (if you received a printed copy of the proxy materials); and

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If you hold your shares in “street name,” have your 12-digit control number provided to you by your bank or broker. If you hold your shares in “street name” and do not have your 12-digit control number, please contact your bank or broker prior to the annual meeting.

2026 Proxy Statement	3	Pediatrix Medical Group, Inc.

Questions and Answers About Our Annual Meeting

If you hold shares of our common stock in the Pediatrix Medical Group, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, the Pediatrix Medical Group, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended, the Pediatrix Medical Group, Inc. 2015 Non-Qualified Stock Purchase Plan, or the PMG Services, Inc. Thrift and Profit Sharing Plan, your vote with respect to such shares must be received by 11:59 a.m. ET on May 5, 2026.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting and that the election of Directors remains uncontested, each Director nominee will be elected as a Director of Pediatrix if such nominee receives a majority of the votes cast with respect to such Director in accordance with the Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

Pediatrix has a majority voting standard as part of its corporate governance principles. The majority voting standard is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of Directors to be elected. Under the majority voting standard, any nominee for Director who receives more “against” votes than “for” votes in an uncontested election must submit a written resignation as Director. Any such resignation will be reviewed by the Nominating and Corporate Governance Committee and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of Pediatrix and its shareholders.

Assuming that a quorum is present, the advisory vote on executive compensation, the ratification of the appointment of our independent auditors and the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan each requires the affirmative vote of a majority of the votes cast with respect to such proposal.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

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“FOR” the election of each of the nine nominees for Director named in this Proxy Statement;

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year;

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“FOR” the approval of the compensation of our named executive officers for the 2025 fiscal year; and

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“FOR” the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan.

Pediatrix Medical Group, Inc.	4	2026 Proxy Statement

Questions and Answers About Our Annual Meeting

How Will My Proxy Holders Vote?

The enclosed proxy designates Mark S. Ordan, our Chief Executive Officer, Kasandra H. Rossi, our Executive Vice President, Chief Financial Officer and Treasurer, and Mary Ann E. Moore, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, each with full power of substitution, to hold your proxy and vote your shares. Mr. Ordan, Ms. Rossi, and Ms. Moore will vote all shares of our common stock represented by proxies properly submitted via telephone or the Internet or properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Mr. Ordan, Ms. Rossi, and Ms. Moore intend to vote all shares of our common stock represented by proxies properly submitted via telephone, or the Internet, or that are properly executed by the record holder but otherwise do not contain voting instructions, as follows:

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“FOR” the election of each of the nine nominees for Director named in this Proxy Statement;

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year;

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“FOR” the approval of the compensation of our named executive officers for the 2025 fiscal year;

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“FOR” the approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan; and

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in accordance with the recommendation of the Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting virtually at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to our Secretary bearing a later date or by appearing at the meeting and voting online. Virtual attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

Pediatrix will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, our Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone, other electronic means, or virtually, but will receive no additional compensation for soliciting such proxies. Pediatrix will cause banks, brokerage firms, and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. Pediatrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

2026 Proxy Statement	5	Pediatrix Medical Group, Inc.

Questions and Answers About Our Annual Meeting

How Can I Submit a Question or Make a Comment During the Annual Meeting?

Upon completing your registration, which can be done at https://proxydocs.com/MD prior to the deadline of May 5, 2026 at 5:00 p.m. (ET), you will receive further instructions via email, including your unique link that will allow you to access the virtual meeting and submit questions. Questions and comments submitted via the virtual meeting platform that are pertinent to annual meeting matters will be addressed during the meeting. Questions and comments that are not pertinent to annual meeting matters or that are not addressed during the meeting due to time constraints will be addressed after the meeting by our Finance Department. Consistent with our approach when annual meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by shareholders generally, or use blatantly offensive language may be ruled out of order.

Why is the Annual Meeting Being Held Virtually?

We began conducting the annual meeting solely online in 2020. We have embraced the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting enables more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

What Is Householding and How Does It Affect Delivery of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements, and E-Proxy Notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report, proxy statement, or E-Proxy Notice and would like to participate in our householding program, please contact our transfer agent, Computershare Investor Services, by calling toll-free at 877-373-6374, or by writing to Computershare Investor Services, P.O. Box 43006, Providence, Rhode Island 02940-3006. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our annual report, proxy statement, or E-Proxy Notice, please contact our Secretary as described above. In addition, we will promptly deliver, upon the written or oral request to our Secretary, at the address or telephone number above, a separate copy of our annual report, proxy statement, or E-Proxy Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Pediatrix Medical Group, Inc.	6	2026 Proxy Statement

Proposal 1: Election of Pediatrix’s Directors

Our Second Amended and Restated Articles of Incorporation (the “Amended and Restated Articles of Incorporation”) and Amended and Restated Bylaws provide that the number of Directors constituting the Board of Directors will be determined from time to time by resolution adopted by the Board of Directors. Maintaining the appropriate board composition is an important priority for Pediatrix. Upon the recommendation of the Nominating and Corporate Governance Committee, the nominees for Director to be elected at the annual meeting in 2026 by the holders of our common stock are as follows:

Laura A. Linynsky, who has served as a

Director since May 2022;

Thomas A. McEachin, who has served as a Director since July 2020;

Kurt D. Newman, M.D., who has served as Director since July 2025;

Mark S. Ordan, who has served as a Director since July 2020 and Chair of our Board of Directors since January 2025, after having served as Executive Chair of our Board of Directors from January 2023 to June 2023, Chair of our Board of Directors from July 2023 to October 2024 and Executive Chair of our Board of Directors from October 2024 to January 2025;

Michael A. Rucker, who has served as a

Director since May 2019;

Guy P. Sansone, who has served as a Director since July 2020 and Lead Independent Director since January 2023, after having served as Chair of our Board of Directors from July 2020 to December 2022;

John M. Starcher, Jr., who has served as a Director since July 2020;

Shirley A. Weis, who has served as a

Director since July 2020; and

Sylvia J. Young, who has served as a Director since May 2023.

Please see below under “Directors and Executive Officers” for the biographies of these nominees for Director.

Each Director elected will serve for a term expiring at our 2027 Annual Meeting of Shareholders, which is expected to be held in May 2027, or until a successor has been duly elected and qualified.

The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless the proxies provide otherwise.

Vote Required

If a quorum is present at the annual meeting and the election of Directors remains uncontested, each nominee will be elected as a Director of Pediatrix if such nominee receives a majority of the votes cast with respect to such Director, subject to the majority voting policy described above. Proxies will be voted “FOR” all such nominees absent contrary instructions.

The Pediatrix Board of Directors recommends a vote “FOR” Proposal 1 to elect each of the nine nominees for Director named in this Proxy Statement.

2026 Proxy Statement	7	Pediatrix Medical Group, Inc.

Governance and Related Matters

Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our Board of Directors’ mission is to further the long-term interests of our shareholders. Members of the Board of Directors are kept informed of our business through discussions with our management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Significant communications between our Directors and senior management occur apart from such meetings.

Questions and Answers About Our Corporate Governance Practices

What Committees Have Our Board of Directors Established?

The standing committees of the Board of Directors are the Audit Committee, the Compensation and Talent Committee, the Nominating and Corporate Governance Committee and the Strategy Committee. Copies of the charters for these committees, as well as our Corporate Governance Principles, are available on our website at www.Pediatrix.com. Our website and the information contained therein, other than material expressly referred to in this Proxy Statement, or connected thereto, are not incorporated into this Proxy Statement. A copy of our committee charters and corporate governance principles are also available upon request from our Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

How Many Times Did Our Board of Directors Meet During 2025?

During 2025, the Board of Directors held five meetings and also took certain actions via unanimous written consent. Committees of the Board of Directors held a combined total of 13 meetings, and also took certain actions via unanimous written consent. Each Director attended at least 75% of the total number of meetings of the Board of Directors and its committees held during 2025, except for Mr. Starcher who attended 8 out of 11 Board of Directors and applicable committee meetings (73%). Mr. Starcher was unavailable to attend certain meetings due to pre-existing conflicts; however, he remained engaged through review of materials and consultation with the Chair of the Board, Lead Independent Director and applicable committee Chairs. Although Pediatrix has no formal policy with respect to its Directors’ attendance at our Annual Shareholders’ Meetings, all of our Directors attended the Annual Shareholders’ Meeting virtually in 2025.

Are a Majority of Our Directors Independent?

Our Board of Directors has reviewed information about each of our Directors and made the determination that all of the non-employee Directors on our Board of Directors are independent. In arriving at this conclusion, our Board of Directors made the affirmative determination that each of the non-employee Directors meets the Board of Directors’ previously adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules. In making this determination, the Board of Directors considered transactions and relationships between each Director or any member of such Director’s immediate family and Pediatrix and its subsidiaries and affiliates. These transactions consisted of those reported below under “Certain Relationships and Related Person Transactions — Transactions with Related Persons.” Our Board of Directors determined that each of these transactions and relationships was within the New York Stock Exchange standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. Our adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules are contained in our corporate governance principles, a copy of which is available on our website at www.Pediatrix.com. As our Chief Executive Officer, Mr. Ordan is not independent under the New York Stock Exchange corporate governance rules.

Pediatrix Medical Group, Inc.	8	2026 Proxy Statement

GOVERNANCE AND RELATED MATTERS

Who Is the “Chair of the Board”?

Our Amended and Restated Bylaws and Amended and Restated Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company from time to time.

Since January 2025, Mr. Ordan has served as both our Chief Executive Officer and Chair of the Board. Mr. Ordan has been a Director of the Company since July 2020 and was previously appointed to serve as Executive Chair of our Board of Directors when he initially transitioned from his role as Chief Executive Officer in January 2023. In deciding to appoint Mr. Ordan as Executive Chair, the Board believed that Mr. Ordan’s experience managing large-scale healthcare operations, including as the Chief Executive Officer of the Company, together with his experience as a Director of public companies, made him uniquely suited to serve as the Executive Chair of the Board following his transition from the Chief Executive Officer role. Mr. Ordan continued to serve as Executive Chair or Chair of the Board while James D. Swift, M.D. served as our Chief Executive Officer from January 2023 until January 2025.

When Mr. Ordan was reappointed as our Chief Executive Officer in January 2025, our Board determined that it was in the best interests of our Company and its shareholders for Mr. Ordan to continue to serve as Chair of the Board due to his unique experience of having served in both roles.

Our Board is comprised of individuals with extensive experience in corporate governance and public company management and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Our Amended and Restated Corporate Governance Principles provide that if the Chair of the Board is not independent, the non-management Directors shall elect from among themselves a lead independent Director (the “Lead Independent Director”). The Lead Independent Director’s responsibilities include, but are not limited to: calling and chairing the regularly scheduled executive sessions of the independent Directors and acting as the liaison between the independent Directors and the Chief Executive Officer and Chair of the Board. The Lead Independent Director has additional responsibilities and authorities set out in our Amended and Restated Corporate Governance Principles. Mr. Sansone has served as our Lead Independent Director since January 2023.

We believe that the structure of our Board and its committees provides strong overall oversight, guidance and management of the Company.

At least once a year, the Chair or Executive Chair of the Board, or Lead Independent Director, if a Lead Independent Director is designated, presides over meetings of our independent Directors. The Board also generally meets in executive session at each meeting.

What Role Does the Board of Directors Serve in Risk Oversight for the Company?

Our Company faces a number of risks, including operational, regulatory, commercial, technological, financial and strategic risks. The Board of Directors, acting as a whole and through its committees, oversees the Company’s risk exposure and processes for assessing and managing these risks, while the Company’s management is responsible for the day-to-day management of these risks. The Board of Directors evaluates its role in risk oversight on an ongoing basis and determines which areas of risk oversight should be retained at the full Board of Directors level and which areas of risk oversight should be delegated to certain of its committees.

As reflected in the Audit Committee Charter, the Board of Directors has delegated to the Audit Committee the responsibility to oversee, discuss and evaluate the Company’s policies and guidelines with respect to risk assessment and risk management, including internal control over financial reporting. As appropriate, the Audit Committee provides reports to and receives direction from the full Board of Directors regarding the

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GOVERNANCE AND RELATED MATTERS

Company’s risk management policies and guidelines, as well as the Committee’s risk oversight activities. The Audit Committee also has the responsibility for oversight of the process for determining disclosure required with respect to cybersecurity incidents, as well as overseeing the Company's compliance with applicable legal and regulatory requirements.

As reflected in the Compensation and Talent Committee Charter, the Board of Directors has delegated to the Compensation and Talent Committee the responsibility to oversee the review of the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including discussing the relationship between risk management policies and practices and compensation, and considering compensation policies and practices that could mitigate any such risk. The Compensation and Talent Committee has also been delegated the responsibility to review risks and opportunities regarding the Company’s key human capital and talent strategies, including those related to training, health and wellness, employee engagement, talent recruitment, and development and retention. As appropriate, the Compensation and Talent Committee provides reports to and receives direction from the full Board of Directors regarding the Committee’s risk oversight activities.

As reflected in the Strategy Committee Charter, the Board of Directors has delegated to the Strategy Committee the responsibility to review, evaluate and oversee the Company’s corporate strategy, including the risks inherent in such strategy, which risks often include commercial and regulatory risk. As appropriate, the Strategy Committee provides reports to and receives direction from the full Board of Directors regarding the Committee’s risk oversight activities.

As reflected in the Nominating and Corporate Governance Committee Charter, the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to take the lead in shaping the corporate governance of the Company. As part of its responsibilities, the Committee reviews certain risks relating to the Company’s corporate governance practices, including assessing the reporting channels through which the Board of Directors receives information and the quality and timeliness of such information and evaluating and recommending appropriate succession plans for senior executives. As appropriate, the Nominating and Corporate Governance Committee provides reports to and receives direction from the full Board of Directors regarding the Committee’s risk oversight activities.

The Board of Directors has retained primary responsibility for overseeing risks associated with our information technology, including cybersecurity. The Board of Directors has elected to exercise direct oversight over this area, rather than acting through one of its committees, given the increasing importance of cybersecurity matters and the cross-functional impacts of technology on the Company’s business. The Board of Directors receives reports at least twice per year from members of senior management including our Chief Information Security Officer regarding the Company’s information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks. The Board of Directors also meets with external advisors to discuss technology and cybersecurity risks applicable to the Company and obtains perspectives which inform senior management’s discussions with the Board of Directors. The Board of Directors has delegated oversight of the process for determining disclosure required with respect to cybersecurity incidents to the Audit Committee.

The Board of Directors has also retained primary responsibility for overseeing the Company’s sustainability strategy given the importance of this area to many of the Company’s stakeholders. During 2025, the Company published its periodic Sustainability Report.

In furtherance of the Board of Director’s oversight responsibilities and the Company’s senior management’s day-to-day management of risk, the Board of Directors and the Company’s senior management meet as needed with external advisors to discuss risks applicable to the Company and obtain perspectives that inform the Board of Directors’ and senior management’s decisions with respect to risk oversight. The Board of Directors also receives regular reports from senior management, including the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, Chief Information Security Officer and others regarding financial, operational, cybersecurity, regulatory, sustainability, legal and strategic risks and mitigation strategies for such risks.

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GOVERNANCE AND RELATED MATTERS

The Board of Directors believes that this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the Board’s leadership structure supports this approach.

How Can Shareholders and Other Interested Parties Communicate with the Board of Directors?

Anyone who has a concern about our conduct, including accounting, internal controls or audit matters, may communicate directly with our Chair of the Board of Directors (or the Lead Independent Director), our non-management Directors, the Chair of the Audit Committee or the Audit Committee. In addition, at the request of the Board of Directors, communications that do not directly relate to our Board’s duties and responsibilities as Directors will be excluded from distribution. Such excluded items include, among others, “spam;” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Any excluded communication will be made available to any Director upon request. Such communications may be confidential or anonymous and may be submitted in writing to the Secretary, Pediatrix Medical Group, Inc., 1301 Concord Terrace, Sunrise, Florida 33323, or reported by phone at 877-835-5764. Any such concerns will be forwarded to the appropriate Directors for their review and will be simultaneously reviewed and addressed by the Company’s General Counsel or Chief Compliance Officer in the same way that other concerns are addressed. Our Code of Conduct, which is discussed below, prohibits any employee from retaliating or taking any adverse action against anyone who in good faith raises or assists in the resolution of an integrity concern.

Has Pediatrix Adopted a Code of Conduct?

Pediatrix has adopted a Code of Conduct that applies to all Directors, officers, employees and independent contractors of Pediatrix and its subsidiaries, professional corporations, partnerships, associations and other affiliated entities. Pediatrix intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of our executive officers or Directors by posting such information on its website at www.Pediatrix.com.

Pediatrix has also adopted a Code of Professional Conduct — Finance that applies to all employees with access to, and responsibility for, matters of finance and financial management, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Pediatrix intends to disclose any amendments to, or waivers from, any provision of the Code of Professional Conduct — Finance that applies to any of the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, or persons performing similar functions, by posting such information on its website at www.Pediatrix.com.

Copies of our Code of Conduct and the Code of Professional Conduct — Finance are available on our website at www.Pediatrix.com and upon request from our Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

Has Pediatrix Adopted an Insider Trading Policy?

Pediatrix has adopted an Insider Trading Policy that governs the purchase, sale and/or other transactions of our securities by our Directors, officers and certain employees. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, it is our policy to comply with Federal securities laws and applicable stock exchange listing standards regarding Pediatrix trading in its own securities.

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GOVERNANCE AND RELATED MATTERS

Does Pediatrix Require its Executive Officers and Board of Directors to Retain a Certain Amount of Pediatrix Common Stock?

Pediatrix has adopted a Stock Ownership and Retention Policy which requires that each named executive officer and each non-management Director retain Pediatrix common stock worth a certain multiple of annual base salary, or cash retainer, respectively. Details of the policy and the required ownership levels are described in further detail in the “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement.

Has Pediatrix Adopted an Anti-Hedging and Anti-Pledging Policy?

Pediatrix has adopted a policy prohibiting its Directors, management, financial and other insiders from engaging in transactions in Pediatrix securities or derivatives of Pediatrix securities that might be considered hedging, or from holding Pediatrix securities in margin accounts or pledging Pediatrix securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Does Pediatrix Have a Director Retirement Age Policy?

Pediatrix has adopted a Director Retirement Age Policy which provides that a Director must retire and may not stand for re-election during the calendar year in which the Director attains age 80. Additionally, no Director may be nominated to a new term if the Director would attain age 80 by the end of the calendar year in which the election is held. The Board of Directors did not grant any waivers or exemptions related to this policy during the prior year.

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GOVERNANCE AND RELATED MATTERS

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

We act under a written charter that has been adopted by the Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that our financial statements are complete, accurate or in compliance with accounting principles generally accepted in the United States (“GAAP”). This is the responsibility of our management and independent auditors.

Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of the financial statements and internal control over financial reporting, the qualifications and independence of our independent auditors and the performance of our audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of the Company's compliance with applicable laws and regulations, it is not our duty to ensure compliance with such laws and regulations or the Pediatrix Compliance Plan and related policies. We are also responsible for overseeing, discussing and evaluating the Company's guidelines, policies and processes with respect to risk assessment and risk management and the steps management has taken to monitor and control risk exposure, and we advise the Board of Directors with respect to such matters, as appropriate.

We also generally oversee the Company's auditing, accounting and financial reporting processes. As part of this responsibility, we oversee the Company’s internal audit function, including reviewing the scope and results of internal audit activities. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. We also review the preparation by management of our quarterly and annual financial statements. Our independent auditors, who are accountable to us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Pediatrix in conformity with GAAP. The independent auditors are also responsible for auditing and reporting on the effective operation of our internal control over financial reporting. We are responsible for retaining the independent auditors and maintain sole responsibility for their compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with Pediatrix to determine their independence.

In fulfilling our oversight role, we met and held discussions with our management, independent auditors, and our internal auditors. Management advised us that the audited consolidated financial statements were prepared in accordance with GAAP, and we reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2025. In addition, we reviewed and discussed the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company's periodic reports, key accounting and reporting issues and the scope, adequacy and assessments of our internal controls and disclosure controls and procedures with management and the independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

The independent auditors also provided us with the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors matters relating to their independence. We also reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal-quality control review or external peer review or inspection performed by the PCAOB.

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GOVERNANCE AND RELATED MATTERS

Based on our review with management and the independent auditors of the audited consolidated financial statements and internal control over financial reporting and the independent auditors’ report on such financial statements and their evaluation of our internal control over financial reporting, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Thomas A. McEachin
Laura A. Linynsky
Michael A. Rucker
Guy P. Sansone
Sylvia J. Young

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Directors and Executive Officers

Pediatrix’s Directors and Executive Officers

Our current Directors and Executive Officers are as follows:

Name	Age	Position with Pediatrix

Mark S. Ordan	67	Chair of the Board of Directors and Chief Executive Officer

Guy P. Sansone(1)(2)(3)(4)	61	Lead Independent Director

Laura Linynsky(2)(4)	58	Director

Thomas A. McEachin(1)(2)(3)	73	Director

Kurt D. Newman(3)	74	Director

Michael A. Rucker(2)(3)	56	Director

John M. Starcher, Jr.(1)(4)	55	Director

Shirley A. Weis(1)(3)(4)	72	Director

Sylvia J. Young(2)(4)	64	Director

Kasandra H. Rossi	53	Executive Vice President, Chief Financial Officer and Treasurer

Mary Ann E. Moore	66	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Don Gregory Neeb	58	Executive Vice President, Chief Investment and Strategy Officer

(1)
Member of the Strategy Committee.
(2)
Member of the Audit Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Compensation and Talent Committee.

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Directors and Executive Officers

The biographical information for each of the nominees for Director and Executive Officers is included below.

Mark S. Ordan Chair of the Board of Directors and Chief Executive Officer Director Since: 2020 Age: 67 Committees: None

The Board of Directors has concluded that Mr. Ordan’s qualifications to serve on the Board include his extensive experience in the healthcare industry, including as a senior executive and board member of both public and private companies, together with his extensive experience managing large-scale healthcare operations.

Mark S. Ordan has been a Director of the Company since July 2020 and was appointed to serve as Chair of our Board of Directors and Chief Executive Officer in January 2025. He previously served as our Chief Executive Officer from July 2020 to December 2022. In addition, Mr. Ordan served as Executive Chair of our Board of Directors from January 2023 to June 2023 and from October 2024 to January 2025 and as Chair of our Board from July 2023 to October 2024. Mr. Ordan previously served as Chief Executive Officer of Quality Care Properties, Inc. (formerly NYSE:QCP), Washington Prime Group Inc. (NYSE:WPG), Sunrise Senior Living, Inc. (formerly NYSE:SZR) and The Mills Corporation (NYSE:MLS), and was founder and Chief Executive Officer of Fresh Fields Markets, which later merged with Whole Foods Markets. Mr. Ordan has served on the Board of Directors of The Carlyle Group (NASDAQ:CG) since April 2022 and currently serves as its Lead Independent Director. Previously, Mr. Ordan served on the Board of Trustees of Federal Realty Investment Trust (NYSE:FRT) from February 2019 to September 2022, where he also previously served from 1996 to 2006, including as Chairman from 2001 to 2006. Mr. Ordan also previously served on the Board of Directors of VEREIT, Inc. (NYSE:VER) and Harris Teeter Supermarkets, Inc. (NYSE:HTSI). Mr. Ordan currently serves as President of the Board of the Holton-Arms School. He previously served as Chairman of the U.S. Chamber of Commerce and served for 20 years on the Board of Vassar College. Mr. Ordan received a B.A. in Philosophy from Vassar College and an MBA from Harvard Business School.

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Directors and Executive Officers

Guy P. Sansone Lead Independent Director Director Since: 2020 Age: 61 Committees: Strategy, Audit, Nominating and Corporate Governance and Compensation and Talent

The Board of Directors has concluded that Mr. Sansone’s qualifications to serve on the Board include his extensive experience working as an adviser, investor and senior manager of companies in the healthcare industry, together with his financial expertise and leadership experience as a senior executive and board member.

Guy P. Sansone has been a Director of the Company since July 2020 and the Lead Independent Director since January 2023. Mr. Sansone previously served as Chair of the Board of Directors of the Company from July 2020 to December 2022. Mr. Sansone has served as the Co-Founder, Chairman and Chief Executive Officer of H2 Health, a leading regional provider of physical rehabilitation services and clinician staffing solutions, since February 2020. Prior to that, he served as Managing Director at Alvarez & Marsal in New York, a financial advisory and consulting firm notable for its work in turnaround management and performance improvement of a number of large, high-profile businesses across the globe, where he served as Chairman of the firm’s Healthcare Industry Group, which he founded in 2004. Mr. Sansone has also served on the Boards of Directors of Longevity Health Plans, a specialized Medicare Advantage health plan, since February 2020, Ovation Healthcare LLC (formerly QHR Health), a hospital management consultant to independent, community and rural hospitals and healthcare systems, since March 2022, ChenMed, LLC, a provider of affordable and accessible healthcare to seniors, since September 2024 and CVS Health Corporation (NYSE:CVS), a leading health solutions company, since November 2024. Previously, Mr. Sansone served on the Boards of Directors of Magellan Health, Inc. (NASDAQ:MGLN), a healthcare company focused on special populations, complete pharmacy benefits and other specialty areas of healthcare, from March 2019 to January 2022, Carisk Partners, a risk transfer, care coordination company, from April 2019 to December 2024, and Brookdale Senior Living, Inc. (NYSE:BKD), an owner and operator of senior living and retirement communities, from October 2019 to June 2024 and served as Non-Executive Chairman of Brookdale from January 2020 to June 2024. Over the past 20 years, he has invested in and consulted as an executive to numerous companies, focusing on developing and evaluating strategic and operating alternatives designed to enhance value. Mr. Sansone earned a B.S. from the State University of New York at Albany.

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Directors and Executive Officers

Laura A. Linynsky Director Director Since: 2022 Age: 58 Committees: Audit and Compensation and Talent

The Board of Directors has concluded that Ms. Linynsky’s qualifications to serve on the Board include her financial experience, senior housing healthcare experience and her experience in healthcare management consulting.

Laura A. Linynsky has been a Director of the Company since May 2022. Ms. Linynsky has served as a consultant focused on healthcare management, providing operational, quality care, employment, ESG and regulatory guidance for both start up and expanding organizations since August 2018. Ms. Linynsky previously served as Senior Vice President of Quality Care Properties (formerly NYSE:QCP), a real estate company that owned over 300 post-acute/skilled nursing and assisted living properties, from 2016 to 2018, where she was responsible for operational and financial oversight of the communities and was part of the executive team that fully restructured the relationship with HCR ManorCare and its sole landlord to combine the two. She served as interim Chief Financial Officer for HCR ManorCare until the company was sold in July 2018. Prior to this, from 2010 to 2013, she served as Chief Operating Officer and head of Operations for Sunrise Senior Living, Inc. (formerly NYSE:SZR) (“Sunrise”) where she oversaw operations in the United States, Canada and the UK and was part of the senior team who led the company’s operating and financial turnaround. Before leading Sunrise operations, Ms. Linynsky served as Vice President, Real Estate and Asset Management and was Director of Acquisitions from 2002 to 2010. Prior to Sunrise, Ms. Linynsky served in various finance, tax and business development roles at, among other companies, Marriott International (NASDAQ:MAR), Nextel Communications (formerly NYSE:FON) and Cogent Communications (NASDAQ:CCOI). Ms. Linynsky has over 20-plus years of corporate finance, accounting, and tax experience with over 10 years’ experience in the senior housing healthcare industry. Ms. Linynsky earned a B.S. from the University of South Carolina, Columbia.

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Directors and Executive Officers

Thomas A. McEachin Director Director Since: 2020 Age: 73 Committees: Audit, Nominating and Corporate Governance and Strategy

The Board of Directors has concluded that Mr. McEachin’s qualifications to serve on the Board include his extensive finance and executive management experience and in-depth knowledge of financial reporting, compliance, accounting and controls and corporate governance matters.

Thomas A. McEachin has been a Director of the Company since July 2020. Mr. McEachin has served on the Board of Federal Realty Investment Trust (NYSE:FRT), a publicly traded REIT, since October 2022. He served on the Board of Directors of Surgalign Holdings, Inc. (formerly NASDAQ:SRGA), a global medical technology company advancing the science of spine care, from December 2015 to October 2023. Previously, he held executive positions at Covidien Surgical Solutions, a division of Covidien plc (formerly NYSE:COV), a global health care products company and manufacturer of medical devices and supplies, from 2008 to 2012. During his tenure at Covidien Surgical Solutions, he served as Vice President, Finance from 2008 to 2011 and Vice President and Group Chief Financial Officer from 2011 to 2012. From 1997 to 2008, Mr. McEachin served in various finance capacities at United Technologies Corporation, a global leader in the aerospace and building industries, and its subsidiaries, including as Chief Investor Relations officer, Vice President and Controller of Pratt & Whitney, and Vice President and Chief Financial Officer of UTC Power. Prior to that, he held several executive positions with Digital Equipment Corporation (formerly NYSE:DEC), a vendor of computer systems, including computers, software, and peripherals, from 1986 to 1997. Mr. McEachin was with Xerox Corporation (n/k/a Xerox Holdings Corporation) (NYSE:XRX), a global corporation that sells print and digital document products and services, from 1975 to 1986, serving as Controller of the procurement organization. Mr. McEachin holds a B.S. from New York University and an MBA from Stanford University.

Kurt D. Newman, M.D. Director Director Since: 2025 Age: 74 Committees: Nominating and Corporate Governance Committee

The Board of Directors has concluded that Dr. Newman’s qualifications to serve on the Board include his significant leadership experience as a senior executive in the healthcare industry, including as President and Chief Executive Officer of Children's National Hospital, Washington, D.C.

Kurt D. Newman, M.D. has been a Director of the Company since July 2025. Dr. Newman served on the Board of Directors and as President and Chief Executive Officer of Children's National Hospital, Washington, D.C., from 2011 through June 2023. Dr. Newman joined Children’s National Hospital as a surgical fellow in 1984, following a general surgery residency at the Brigham and Women's Hospital and Harvard Medical School, and became Surgeon-in-Chief and Senior Vice President for the Joseph E. Robert, Jr. Center for Surgical Care in 2003. He was instrumental in developing the vision and was the founding Vice President for the Sheikh Zayed Institute for Pediatric Surgical Innovation at Children’s National. Dr. Newman is Professor Emeritus of Surgery and Pediatrics at the George Washington University School of Medicine and Health Sciences. He is the author of a 2017 medical memoir, Healing Children: A Surgeon’s Stories from the Frontiers of Pediatric Medicine. Dr. Newman received his B.A. from the University of North Carolina at Chapel Hill and his M.D. from Duke University School of Medicine. In 2023, he was honored with the Distinguished Alumnus Award by the Duke University School of Medicine. In 2021, Dr. Newman received the CEO of the Year award from the Washington Business Journal. Dr. Newman was also inducted into the Washington Business Hall of Fame in 2023. In 2024, Dr. Newman was awarded the HX24 Lifetime Achievement Award by Press Ganey.

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Directors and Executive Officers

Michael A. Rucker Director Director Since: 2019 Age: 56 Committees: Audit and Nominating and Corporate Governance

The Board of Directors has concluded that Mr. Rucker’s qualifications to serve on the Board include his extensive experience as an executive in the healthcare industry, including the management of physician practices and partnerships.

Michael A. Rucker has been a Director of the Company since May 2019. Mr. Rucker has served as an Operating Partner of Triple Aim Partners, a company that partners with leaders to build healthcare companies that improve the quality, experience and total cost of healthcare, since May 2025. Mr. Rucker served as Chief Executive Officer from May 2017 to April 2025 and as a member of the Board of Directors since 2016 of Ivy Rehab Network, Inc., one of the nation's largest networks of physical therapy clinics in the United States. Mr. Rucker has served as a member of the Board of Directors of Luminary Hospice, a hospice care provider focused on personalized end-of-life care, Guidelight Health, a mental health care provider, and Steadfast Health, a healthcare organization focused on providing evidence-based treatments for substance abuse disorders, since 2025. Previously, Mr. Rucker served from 2010 to 2017 as Executive Vice President and Chief Operating Officer of Surgical Care Affiliates, Inc. (formerly NASDAQ:SCAI), at the time a publicly traded operator of one of the nation’s largest networks of surgical facilities, until its acquisition by United Health Group. Mr. Rucker has also held executive roles in various healthcare companies, including DaVita, Inc. (NYSE:DVA), where he served as Division Vice President from 2005 to 2008 after DaVita acquired Gambro Healthcare, where Mr. Rucker had served in various general management and business development capacities since 1997. Mr. Rucker, a former certified public accountant, holds a B.S. from Miami University and an MBA from the University of Pennsylvania’s Wharton School of Business.

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Directors and Executive Officers

John M. Starcher, Jr. Director Director Since: 2020 Age: 55 Committees: Compensation and Talent and Strategy

The Board of Directors has concluded that Mr. Starcher’s qualifications to serve on the Board include his significant leadership experience as a senior executive in the healthcare industry, including as President and Chief Executive Officer of Bon Secours Mercy Health.

John M. Starcher, Jr. has been a Director of the Company since July 2020. Mr. Starcher is the President and Chief Executive Officer of Bon Secours Mercy Health, a not-for-profit Catholic health system that owns and operates 50 acute care hospitals, over 1,000 sites of care serving more than 10 million patients and has more than 60,000 employees across seven states and two countries, where he has served since September 2018. Prior to this, he served as Chief Executive Officer and President of Mercy Health from April 2016 to August 2018, where he oversaw the development of system strategies and operations for all 23 Mercy Health hospitals and the clinically integrated network across Ohio and Kentucky. Before being promoted to Chief Executive Officer at Mercy Health, Mr. Starcher served as an Executive Vice President of Operations and Chief Executive Officer of the Cincinnati Market at Mercy Health from January 2015 to April 2016. From August 2013 to March 2014, Mr. Starcher served as the Interim President and Chief Executive Officer of Health Management Associates Inc. (formerly NYSE:HMA) (“HMA”), an integrated acute care delivery system with 71 hospitals across 15 states, where he guided HMA through its successful sale to Community Health Systems. Prior to that, Mr. Starcher served as President of HMA’s Eastern Group from February 2012 to August 2013. Before joining HMA, Mr. Starcher served as the Chief Executive Officer of three of Mercy Health’s four divisions — overseeing more than 20 acute care hospitals, five long term care facilities, six home health agencies, and dozens of affiliated clinical practices with more than $3 billion in net revenue. Prior to that, he served as the Chief Executive Officer of the Northeastern Pennsylvania Region, the senior vice president of Human Resources and corporate associate general counsel at Catholic Health Partners. Mr. Starcher started his career in 1993 in Human Resources at the Medical College of Ohio as the Director of Labor Relations where he worked until he joined Catholic Health Partners in 1999. Mr. Starcher serves as a Director on the Boards of Bon Secours Mercy Health and Ensemble Health Partners, where he also serves as Chair of the Board of Directors. He also serves on the Advisory Board of HealthQuest Capital. Mr. Starcher holds a Bachelor of Science in Business Administration degree from Bowling Green State University and J.D. from the University of Toledo. He is licensed to practice law in the State of Ohio (currently inactive) and has actively served as a Director on more than 20 boards in varied industries, including banking, insurance, acute and sub-acute healthcare, specialty care, and physician practice organizations.

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Directors and Executive Officers

Shirley A. Weis Director Director Since: 2020 Age: 72 Committees: Compensation and Talent, Nominating and Corporate Governance and Strategy

The Board of Directors has concluded that Ms. Weis’ qualifications to serve on the Board include her extensive leadership, management and consulting experience in the healthcare industry, including as Mayo Clinic’s first female Chief Administrative Officer, together with her private and public company board experience.

Shirley A. Weis has been a Director of the Company since July 2020. Ms. Weis has served as the President of Weis Associates, LLC, a consulting firm she founded focused on healthcare management, strategic planning and leadership development, since January 2014. Previously, Ms. Weis was the Vice President and Chief Administrative Officer of Mayo Clinic, a nonprofit medical practice and medical research group, from 2007 until her retirement in December 2013. She joined Mayo Clinic in 1995 and held a number of clinical and administrative leadership positions, including Chair of Administrative Services for the Mayo Clinic in Arizona, Chair of the Mayo Clinic Managed Care Department and Executive Director of Mayo Management Services, Inc. Ms. Weis was also previously a member of the Mayo Clinic Board of Trustees. Ms. Weis served on the Board of Directors of Obyx (formerly The Medical Memory, LLC), a Phoenix-based, private company that facilitates recording of medical conversations with doctors and distributes them to patients and families, from July 2017 to December 2021. She previously served on the Boards of Directors of Sentry Insurance Company, a mutual insurance company specializing in business insurance, from May 2015 to April 2019 and Surgalign Holdings, Inc. (formerly RTI Surgical Holdings, Inc.) (OTC: SRGAQ), a global medical technology company advancing the science of spine care, from October 2014 until May 2021. Ms. Weis holds a B.S. from Michigan State University, a Master of Management degree from Aquinas College and an honorary Doctor of Science degree from Michigan State University. She was named one of the Top 25 Women in Healthcare by Modern Healthcare magazine for 2007 and 2013.

Sylvia J. Young Director Director Since: 2023 Age: 64 Committees: Audit and Compensation and Talent

The Board of Directors has concluded that Mrs. Young’s qualifications to serve on the Board include her extensive leadership and consulting experience in the healthcare industry, including as President and Chief Executive Officer of the HCA Continental Division.

Sylvia J. Young has been a Director of the Company since May 2023. Mrs. Young is currently the owner of Young Consulting Advisors, LLC where she brings over 35 years of experience as a dedicated veteran of hospital administration to healthcare consulting and executive coaching. She has served as a consultant to Cerebell, Inc. (NASDAQ: CBLL), a medical device company, since August 2024. Mrs. Young most recently served as President and Chief Executive Officer of the HCA Continental Division, a multi-state regional healthcare system that is part of Hospital Corporation of America ("HCA"). Prior to her appointment to the Denver-based Division headquarters, Mrs. Young served as President of HCA’s Sunrise Health System, including Sunrise Hospital and Medical Center, Sunrise Children’s Hospital, Mountain View Hospital and Southern Hills Hospital, as well as four ambulatory surgery centers in Las Vegas, NV. Mrs. Young retired from HCA in March 2023. Mrs. Young serves as an Independent Director on the Board of Directors and Compensation and Talent Committee of Lincoln Educational Services Corporation (NASDAQ: LINC). She also serves on the Board of Directors of Lincoln Technical Institute (NASDAQ: LINC) and is a member of the Compensation Committee and Audit Committee. Mrs. Young holds a Master of Science degree in Health Administration from the University of Alabama, Birmingham and a Bachelor of Arts in Public Administration degree from Samford University in Birmingham. In 2022, Mrs. Young was named as one of the “2022 Top Women to Watch in Healthcare” by Modern Healthcare Magazine.

Pediatrix Medical Group, Inc.	22	2026 Proxy Statement

Directors and Executive Officers

Kasandra H. Rossi Executive Vice President, Chief Financial Officer and Treasurer Age: 53

Kasandra H. Rossi was appointed to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in October 2024. Ms. Rossi joined Pediatrix in December 2009 and has served in various senior-level accounting, finance and treasury roles since that time, including her most recent role as Senior Vice President, Financial Reporting and Assistant Treasurer. Prior to joining the Company, from July 2003 to December 2009, she served in various accounting and finance roles at public companies in South Florida, including Office Depot, Inc. (NASDAQ:ODP) and Republic Services, Inc. (NYSE:RSG). Ms. Rossi was previously a member of the assurance practice of Ernst & Young, LLP from September 1999 to July 2003, serving South Florida clients in a variety of industries including health care, private equity and aviation. Ms. Rossi holds a Bachelor of Science in Accounting from Florida Atlantic University.

Mary Ann E. Moore Executive Vice President, General Counsel, Chief Administrative Officer and Secretary Age: 66

Mary Ann E. Moore was appointed as Chief Administrative Officer in August 2024, in addition to her existing appointment as Executive Vice President, General Counsel and Secretary in October 2022. Ms. Moore joined the Company in 2006 as Associate General Counsel and has served in various senior roles within the Legal Department since that time. Prior to joining the Company, Ms. Moore was Senior Counsel for Tenet Healthcare Corporation (NYSE:THC) in South Florida. Ms. Moore was previously with the Adventist Health System in Chicago, Illinois and prior thereto she was in private legal practice with the law firms of Hinshaw and Culbertson in Chicago, Illinois and Tallman Hudders and Sorrentino in Allentown, Pennsylvania. Ms. Moore holds a Juris Doctor degree from Duquesne University School of Law and a Bachelor of Science in Nursing degree from Carlow College, both in Pittsburgh, Pennsylvania.

Don Gregory Neeb Executive Vice President, Chief Investment and Strategy Officer Age: 58

Greg Neeb was appointed to serve as the Company’s Executive Vice President, Chief Investment and Strategy Officer in August 2025. Prior to his appointment, Mr. Neeb served as Managing Member of Neeb Management LLC and Neeb Investments LLC, healthcare and real estate advisory and investment firms he founded in 2013, serving global institutional clients. From 2016 to 2018, Mr. Neeb served as President and Chief Investment Officer of Quality Care Properties, Inc. (formerly NYSE: QCP) prior to its sale to Welltower Inc. and ProMedica Health System. From 2008 to 2013, Mr. Neeb served as Chief Investment and Administrative Officer for Sunrise Senior Living, Inc. (formerly NYSE: SRZ) prior to its sale to Welltower Inc. and Kohlberg Kravis Roberts & Co. LP. From 1995 to 2007, Mr. Neeb served as Chief Investment Officer for The Mills Corporation (formerly NYSE: MLS), prior to its sale to Simon Property Group and Farallon Capital Management. From 1989 to 2004, Mr. Neeb worked as a Manager at Kenneth Leventhal & Company, serving real estate and financial institution clients. Mr. Neeb earned a B.B.A. from the University of Michigan Ross School of Business.

2026 Proxy Statement	23	Pediatrix Medical Group, Inc.

Directors and Executive Officers

Board Characteristics

We believe each of our Directors makes unique and valuable contributions to the Board. The following matrix provides information regarding our Director nominees, including certain types of experience, knowledge and qualifications that the Board believes are relevant to our business. The type and level of experience, knowledge and qualifications indicated below may vary among our Directors and the matrix does not include all experience, knowledge and qualifications that may be relevant and valuable to their service on our Board.

Director Name
	Mark S. Ordan	Guy P. Sansone	Laura Linynsky	Thomas A. McEachin	Kurt D. Newman, M.D.	Michael A. Rucker	John M. Starcher, Jr.	Shirley A. Weis	Sylvia J. Young
Experience
Executive Leadership	√	√	√	√	√	√	√	√	√
Strategic Planning / Oversight	√	√	√	√	√	√	√	√	√
Risk Management / Legal / Compliance	√	√	√	√	√	√	√	√	√
Human Capital Management	√	√	√		√	√	√	√	√
Business Development and M&A	√	√	√	√	√	√	√	√	√
Accounting / Finance	√	√	√	√		√	√	√	√
Governance	√	√	√	√	√	√	√	√	√
Healthcare Industry	√	√	√	√	√	√	√	√	√
Real Estate/Development	√		√	√		√	√
Data Privacy / Cybersecurity	√	√	√		√	√	√

The following chart depicts certain information regarding the characteristics of our Board of Directors as of March 27, 2026.

Committees of the Board of Directors

Audit Committee

The Audit Committee held five meetings in 2025. Mr. McEachin, Mr. Rucker, Mr. Sansone, Mrs. Young and Ms. Linynsky were members of the Committee throughout 2025. Mr. McEachin has acted as Chair of the Committee since May 2022. The Board of Directors has determined that each of Messrs. McEachin, Rucker

Pediatrix Medical Group, Inc.	24	2026 Proxy Statement

Directors and Executive Officers

and Sansone and Ms. Linynsky qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC and that each member of the Audit Committee during 2025 meets the independence requirements under such rules and regulations and for a New York Stock Exchange listed company.

The Board of Directors has adopted a written charter for the Audit Committee setting out the functions that it is to perform. A copy of the Audit Committee Charter is available on our website at www.Pediatrix.com.

Please refer to the Report of the Audit Committee, which is set forth above, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2025.

Compensation and Talent Committee

The Compensation and Talent Committee held six meetings in 2025 and took various other actions via unanimous written consent. Ms. Linynsky, Mr. Sansone, Mr. Starcher, Mrs. Young and Ms. Weis were members of the Committee throughout 2025. Ms. Weis has acted as Chair of the Committee since July 2020. The Board of Directors determined that each member of the Compensation and Talent Committee during 2025 meets the independence requirements for a New York Stock Exchange listed company.

The Compensation and Talent Committee has a written charter for the Compensation and Talent Committee setting out the functions that it is to perform. A copy of the Compensation and Talent Committee Charter is available on our website at www.Pediatrix.com.

The primary purpose of the Compensation and Talent Committee is to assist the Board of Directors in the discharge of the Board of Directors’ responsibilities relating to compensation of executive officers. The scope of authority of the Compensation and Talent Committee includes the following:

•
Evaluating the performance of and setting the compensation for the Chief Executive Officer and other executive officers;

•
Supervising and making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans for executive officers;

•
Overseeing the review of the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including discussing at least annually the relationship between risk management policies and practices and compensation and considering, as appropriate, compensation policies and practices that could mitigate any such risk;

•
Reviewing and discussing with management workforce demographics and employee matters, including compensation and employee benefits, training, health and wellness and diversity, equity and inclusion;

•
Evaluating whether to engage, retain, or terminate an outside consulting firm for the review and evaluation of our compensation plans and approving such outside consulting firm’s fees and other retention terms;

•
Monitoring compliance with executive stock ownership guidelines;

•
Developing and implementing policies with respect to the “clawback” of excess incentive-based compensation paid to any of our executive officers; and

•
Conducting an annual self-assessment of the Compensation and Talent Committee.

Upon a determination of the full Compensation and Talent Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full Committee. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and Director compensation, see “How Pay Decisions are Made.”

2026 Proxy Statement	25	Pediatrix Medical Group, Inc.

Directors and Executive Officers

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held two meetings in 2025 and took various other actions via unanimous written consent. Mr. McEachin, Mr. Rucker, Mr. Sansone and Ms. Weis were members of the Committee throughout 2025. Dr. Newman was a member of the Committee since July 2025. Mr. Rucker has acted as Chair of the Committee since May 2022. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee during 2025 meets the independence requirements for a New York Stock Exchange listed company.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee setting out the functions that it is to perform. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.Pediatrix.com.

The Nominating and Corporate Governance Committee assists the Board of Directors with respect to nominating new Directors and committee members and taking a leadership role in shaping the corporate governance of Pediatrix. To fulfill its responsibilities and duties, the Committee, among other things, reviews the qualifications and independence of existing Directors and new candidates; assesses the contributions of current Directors; identifies and recommends individuals qualified to be appointed to committees of the Board of Directors; considers rotation of committee members; reviews the charters of the committees and makes recommendations to the full Board of Directors with respect thereto; develops and recommends to the Board of Directors corporate governance principles, including a code of business conduct; and evaluates and recommends succession plans for the Chief Executive Officer and other senior executives.

Although the Nominating and Corporate Governance Committee does not solicit Director nominations, the Committee will consider candidates suggested by shareholders in written submissions to our Secretary in accordance with the procedures described below in the section entitled “Information Concerning Shareholder Proposals.” In evaluating nominees for Director, the Committee does not differentiate between nominees recommended by shareholders and others. In identifying and evaluating candidates to be nominated for Director, the Committee reviews the desired experience, mix of skills and other qualities required for appropriate Board composition, considering the current Board members and the specific needs of Pediatrix and its Board of Directors as well as other factors as approved by the Board of Directors from time to time. Although the Committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Committee’s review process is designed so that the Board of Directors includes members with varied backgrounds, skills and experience, and represents appropriate financial, clinical and other expertise relevant to the business of Pediatrix. At a minimum, Director candidates must meet the following qualifications: high personal and professional ethics, integrity and values and a commitment to the representation of the long-term interests of our shareholders.

Strategy Committee

The Strategy Committee did not meet separately in 2025. While the Strategy Committee did not meet on its own in 2025, the full Board of Directors, including the members of the Strategy Committee, met and oversaw items within the Strategy Committee’s purview during 2025, and the Strategy Committee took various actions via unanimous written consent. Mr. McEachin, Mr. Sansone, Mr. Starcher and Ms. Weis served as members of the Strategy Committee throughout 2025. Mr. Sansone has acted as Chair of the Committee since July 2020. The Board of Directors has determined that each member of the Strategy Committee during 2025 met the independence requirements for a New York Stock Exchange listed company.

The Board of Directors has adopted a written charter for the Strategy Committee setting out the functions that it is to perform. A copy of the Strategy Committee Charter is available on our website at www.Pediatrix.com.

The Strategy Committee reviews, evaluates and oversees our corporate strategy and identifies opportunities to create value for our shareholders; reviews with management our strategy for acquisitions; and makes regular reports and recommendations to the Board of Directors regarding its activities.

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Directors and Executive Officers

Risk Considerations in Our Compensation Programs

The Compensation and Talent Committee has reviewed the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Certain Relationships and Related Person Transactions

Catherine Stevens, the daughter of Ms. Moore, is employed by Pediatrix as Associate General Counsel and is responsible for providing legal support and advice in the area of the Company’s defense of its commercial litigation. Ms. Stevens does not directly report to Ms. Moore but rather to the Company’s Vice President, Senior Deputy General Counsel. Ms. Stevens’ base salary was $277,021 for 2025. Ms. Stevens was paid $76,039 in bonus during 2025 that related to individual and Company performance for the 2024 bonus year, for which the payment percentage was consistent with similarly situated employees. In addition, Pediatrix provided her certain health and other benefits customarily provided to similarly situated employees.

Review and Approval of Related Person Transactions

Pediatrix has a written policy for the review and approval or ratification of transactions (i) between Pediatrix and any Pediatrix Director or any other entity in which any Pediatrix Director is a director, officer or has a financial interest; and (ii) in which Pediatrix is or will be a participant and any related person has or will have a direct or indirect material interest. For purposes of the policy, a related person includes any Pediatrix Director or Director nominee, executive officer or holder of more than 5% of the outstanding voting stock of Pediatrix or any of their respective immediate family members. The policy does not apply to transactions pertaining to (i) Director or officer compensation that is approved or recommended to the Board of Directors for approval by the Compensation and Talent Committee or (ii) the employment by Pediatrix of any immediate family member of a related person in a non-officer position and at compensation levels commensurate with that paid to other similarly situated employees.

Pursuant to the terms of the policy, all covered transactions, if determined to be material by our General Counsel or if the transaction involves the participation of a member of the Board of Directors, are required to be promptly referred to the disinterested members of the Audit Committee for their review or, if less than a majority of the members of the Audit Committee are disinterested, to all the disinterested members of the Board of Directors. Pursuant to the terms of the policy, materiality determinations must be based on the significance of the information to investors in light of all circumstances, including, but not limited to, the (i) relationship of the related persons to the covered transaction, and with each other, (ii) importance to the person having the interest, and (iii) amount involved in the transaction. All transactions involving in excess of $120,000 are automatically deemed to be material pursuant to the terms of the policy.

The disinterested Directors of our Audit Committee or Board of Directors, as applicable, are required to review such material covered transactions at their next regularly-scheduled meeting, or earlier if a special meeting is called by the Chair of the Audit Committee, and may only approve such a material covered transaction if it has been entered into in good faith and on fair and reasonable terms that are no less favorable to Pediatrix than those that would be available to Pediatrix in a comparable transaction in arm’s length dealings with an unrelated third party at the time it is considered by the disinterested Directors of our Audit Committee or Board of Directors, as applicable.

All of the transactions described in “Transactions with Related Persons” below were covered transactions under our policy and the policies and procedures required by the policy were followed in connection with the review and approval or ratification of all of such transactions.

Transactions with Related Persons

Since the beginning of 2025, there have been no transactions with related persons other than as described above, and there are no other currently proposed transactions with related persons.

2026 Proxy Statement	27	Pediatrix Medical Group, Inc.

Directors and Executive Officers

Compensation Committee Interlocks and Insider Participation

In 2025, none of our executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be considered a compensation committee interlock under the SEC rules.

Social and Environmental Sustainability

As a leading provider of women’s and children’s health care services, delivering high-quality, specialized patient care is at the forefront for our affiliated medical practices. In fulfilling our mission to "Take great care of the patientTM", we uphold unwavering moral values and ethical conduct. Another priority for us is the well-being of our associates, who must consistently and relentlessly be treated with respect, dignity, compassion, empowerment and integrity. Finally, taking care of our patients and associates goes hand-in-hand with taking care of the environment. With a commitment to improving patient outcomes, we are on a mission to continually evolve our social and environmental responsibilities for the greater good of the planet and its various populations. In line with these values, during 2025 we donated $2.6 million to various charities, primarily benefiting women’s and children’s health.

The Company’s formal sustainability program is based on the Sustainability Accounting Standards Board ("SASB") standards for companies in the business of Healthcare Delivery. Our Board of Directors retains oversight of sustainability issues, and members of our senior management periodically provide reports to the Board of Directors.

Our Sustainability Report, which we published during 2025, outlines our approach and business practices regarding our commitment toward a sustainable future. The Sustainability Report outlines how we as a Company have integrated sustainability principles into our operations and aligned them with our overarching business strategy. The Sustainability Report includes our Company policies and progress in making positive and lasting changes in the areas of environmental sustainability, socially responsible corporate governance, and equity and inclusion efforts, among others.

Please follow our journey as it develops by visiting the sustainability section of our website at: www.pediatrix.com/sustainability.

Pediatrix Medical Group, Inc.	28	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section I: A Message to Our Shareholders

Dear Pediatrix Shareholders,

The principal responsibility of the Compensation and Talent Committee is to design an executive compensation program that attracts and retains the best executive workforce in our industry. We believe that having the highest-quality leadership team in place is critical to our mission: “Take great care of the patient.”® We also recognize that to best serve our patients and shareholders, we must also fulfill our responsibility to “Take great care of the business.” We strive to design an executive compensation program that is aligned with our mission while delivering value to our shareholders.

The Compensation and Talent Committee is committed to designing our performance-based compensation program to continue to align our executive compensation with value creation for our shareholders.

A substantial portion of our executive compensation is performance-based and tied directly to the achievement of rigorous financial and strategic objectives. Our long-term incentive program includes performance share awards that are earned based on the achievement of annual adjusted earnings before interest, taxes and depreciation and amortization ("Adjusted EBITDA") targets and are subject to a three-year return on invested capital (“ROIC”) modifier, reinforcing accountability for both operating performance and disciplined capital allocation. Our annual incentive program similarly incorporates clearly defined financial and non-financial performance measures, with established goals and weightings designed to support our strategic priorities. We continue to enhance our disclosure regarding performance metrics and outcomes to provide transparency into how pay is aligned with performance.

Our “say on pay” proposal received approval from approximately 96% of the votes cast at our 2024 Annual Meeting and approximately 93% of the votes cast at our 2025 Annual Meeting, which we believe is a result of our commitment to continuously strive for improvement and our engagement with our shareholders. As a result of the 2025 "say on pay" vote, we kept the structure of our updated performance-based compensation program intact during 2025.

Beginning on the next page of this Proxy Statement, we present specific information about the compensation paid to our Chief Executive Officer and other Named Executive Officers (“NEOs”) for fiscal year 2025.

Finally, we want to thank you for making Pediatrix part of your investment portfolio. You can be confident in our commitment to deliver exceptional performance that drives shareholder value over the long-term and quality care for the patients that depend on Pediatrix.

Sincerely, Shirley A. Weis Compensation and Talent Committee Chair

2026 Proxy Statement	29	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section II: Compensation and Talent Committee Report

The Compensation and Talent Committee determines the compensation for our Chief Executive Officer and other NEOs and oversees the administration of our executive compensation program. The Compensation and Talent Committee is composed entirely of independent Directors and is advised as necessary by independent consultants. Our Chief Executive Officer provides advice and recommendations to the Compensation and Talent Committee with respect to the compensation of other senior executive officers. Under the rules of the Securities and Exchange Commission, our NEOs for 2025 are:

•
Mark S. Ordan, Chief Executive Officer (effective January 12, 2025)

•
Kasandra H. Rossi, Executive Vice President, Chief Financial Officer and Treasurer

•
Mary Ann E. Moore, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

•
Don Gregory Neeb, Executive Vice President, Chief Investment and Strategy Officer (effective August 1, 2025)

•
James D. Swift, M.D., Former Chief Executive Officer (until January 12, 2025)

In fulfilling our role, we met and held discussions with the Company’s management and reviewed and discussed this CD&A. Based on our review and such discussions, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the Compensation and Talent Committee of the Board of Directors:

Shirley A. Weis

Laura A. Linynsky

Guy P. Sansone

John M. Starcher, Jr.

Sylvia J. Young

This Compensation and Talent Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Pediatrix filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

Pediatrix Medical Group, Inc.	30	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section III: Executive Summary

2025 Business Highlights

We are a national medical group comprised of leading providers of physician services practicing under the Pediatrix® brand. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Our specialties include obstetrics, maternal-fetal medicine and neonatology complemented by multiple pediatric subspecialties. The group’s high-quality, evidence-based care is bolstered by investments in research, education, quality-improvement and safety initiatives. Our unique healthcare model has been in place for more than 40 years, allowing us to focus on what is most important in our industry – taking great care of our patients.

2025 represented an important year of operational stabilization and performance improvement following a period of transition. Throughout the year, we continued executing our revenue cycle management ("RCM") transformation, establishing our hybrid RCM model and stabilizing core processes. As a result, we improved operational visibility, enhanced collections performance and strengthened overall revenue cycle efficiency. We also advanced automation and process optimization initiatives to drive continued performance improvement and continued our stabilization efforts across key operational functions. We renewed our focus on strengthening hospital and health system relationships, recognizing the importance of long-term strategic partnerships to our clinical and financial performance, while assessing and refining our clinical compensation models to better align productivity, quality and market dynamics. We also transformed our recruiting function to enhance clinician engagement, support retention and continue positioning Pediatrix as an employer of choice in a competitive labor environment.

In parallel, we accelerated our practice portfolio optimization strategy to improve profitability and align our footprint with long-term strategic priorities. During 2025, we completed leadership and overhead restructuring initiatives designed to streamline operations and reduce costs. We also selectively expanded our platform, adding one maternal-fetal medicine practice and acquiring multiple neonatology, maternal-fetal medicine and OB hospitalist practices in a single transaction, strengthening our presence in key markets.

2025 also marked an important year for leadership transition. At the beginning of the year, Mr. Ordan was reappointed by the Board of Directors to serve as the Company’s Chief Executive Officer to execute on our strategic initiatives to create shareholder value. In August, Mr. Neeb was appointed by the Board of Directors to serve as the Company’s Chief Investment and Strategy Officer, bringing decades of experience in capital allocation, and in July, Dr. Newman was appointed to serve as a Director on the Board, further strengthening the Board’s clinical and operational expertise.

As a result of the operational improvements and restructuring initiatives undertaken in 2024 and 2025, we entered 2026 as a more focused and efficient organization. Accordingly, our leadership team has continued to operate with our three key strategic priorities in mind as we head into 2026: prioritizing patient-centric care by providing optimal support to our clinicians and our practices, strengthening our existing hospital and health system relationships and looking to be good stewards of our improved financial position and cash flow.

While we continue to operate in a dynamic healthcare environment characterized by reimbursement pressures and labor market challenges, we believe our strengthened balance sheet, improved operating structure and focused strategic priorities position us to deliver consistent performance and create long-term value.

We look forward to building on this momentum throughout 2026.

2026 Proxy Statement	31	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

2025 Financial Information

Key financial results for the last three fiscal years are highlighted in the tables below.

Net Revenue ($mm)
$1,994.6
$2,012.9
$1,913.8
2023
2024
2025

Income (Loss) From Operations ($mm)
$7.3
($68.7)
$208.8
2023
2024
2025

Adjusted EBITDA ($mm)
$200.4
$224.0
$275.6
2023
2024
2025

Annual Cash Flow From Continuing Operations ($mm)

$146.1
$217.3
$274.7
2023
2024
2025

Adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for our presentation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the years ended December 31, 2025, 2024 and 2023, please see the disclosure under the caption “Non-GAAP Measures” beginning on page 64 in the Annual Report on Form 10-K.

Income from operations was negatively impacted by impairment losses, transformation and restructuring related expenses and loss on disposal of businesses. Excluding such losses and expenses, our income from continuing operations was $183.7 million and $231.1 million for the years ended December 31, 2024 and 2025, respectively.

Response to Say-on-Pay Vote and Shareholder Outreach

Each year, we provide our shareholders with the opportunity to approve, or vote against, the compensation of our NEOs (“say-on-pay”). In 2025, our shareholders overwhelmingly approved our 2024 executive compensation program as disclosed in our 2025 proxy statement with 93.1% of shares voted being cast in favor of approving our say-on-pay proposal.

We are committed to helping our investors understand our executive compensation program, including how it aligns the interests of our executives with our shareholders and how it rewards the achievement of our strategic objectives. We believe that the continued delivery of sustainable long-term value to our shareholders requires regular dialogue. To this end, we regularly make efforts to engage in discussions with our shareholders to obtain a deeper understanding of our investors’ views regarding our compensation program and other important topics, including Company performance and operations, strategic direction, risk and operational oversight and leadership, among other matters. Outside of formal engagement efforts, we interact throughout the year with our shareholders and make ourselves available to them at their request.

Pediatrix Medical Group, Inc.	32	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Conversations with our shareholders were generally led by our Chief Executive Officer and Chief Financial Officer.

In the area of Company operations, risks and opportunities, topics of particular shareholder interest were the regulatory environment, specifically the current state of the independent dispute resolution process under the No Surprises Act and our relationships with health insurance carriers; our transition to a hybrid revenue-cycle management function; clinical compensation cost trends as related to the broader inflationary environment; and opportunities for growth. As we have done historically, we utilized the input and interest from our shareholder discussions to inform our own disclosures, specifically disclosures contained in our annual and quarterly reports and earnings conference calls.

In the area of executive compensation, consistent with the approval of our 2024 executive compensation program as disclosed in our 2025 proxy statement by approximately 93% of the shares voted, shareholders continued to express their support for our executive compensation program, particularly our use of performance-based equity awards to better align pay with long-term performance, our use of an ROIC component in our performance-based equity awards and the annual establishment of set qualitative non-financial goals with assigned weighting, among other things.

Multi-Year Performance Goals

Our performance-based equity awards have three one-year performance periods with new performance goals set at the beginning of each year for that year, together with an ROIC modifier that is measured over the three-year cumulative performance period. Awards for which the performance goals have been met will vest at the end of the full three-year period. We believe this approach balances the Compensation and Talent Committee’s desire to align compensation with long-term performance and the risk that comes with setting three-year goals that would necessarily need to reflect assumptions and projections about various expense-related initiatives, acquisition-related activities, including size, type, timing and volume of acquisitions, organic growth initiatives, same-unit volumes, and reimbursement-related factors, including payor mix during the measurement period. As shareholders have expressed support for our approach to performance-based equity awards, we continued to issue awards with three one-year performance periods during 2025.

Structured Non-Financial Metrics

Under our bonus program, we establish clear non-financial bonus metrics at the beginning of each year with the weighting of various categories/metrics. In addition, in our Proxy Statement, we describe the assessment process and key considerations in scoring the results of our non-financial performance metrics. Our Compensation and Talent Committee believes that the compensation program for our executives is constructed in a way to support long-term shareholder value creation. For more information on the Compensation and Talent Committee’s approach to measuring pay for performance, see the section entitled Measuring Pay-for-Performance at Pediatrix.

2026 Proxy Statement	33	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Measuring Pay-for-Performance at Pediatrix

-

In the healthcare services industry, company stock prices at any point in time can be significantly affected by changes (actual or anticipated) in the regulatory or payor environment. Additionally, regulatory changes affect different healthcare companies in varying ways. For Pediatrix specifically, factors such as effects of same-unit volume and reimbursement-related factors, including payor mix shifts from commercial to government payors, are often unpredictable.

-

Payor mix shifts, which represents a shift in the patient population from private healthcare insurance programs (i.e., commercial programs) to government-sponsored healthcare programs (i.e., Medicaid), are extremely difficult to forecast over both short- and long-term periods. However, these payor mix shifts directly impact both top-line growth and profitability as the reimbursement received is materially lower for government-sponsored healthcare programs than commercial payors, and a shift in payor mix to government payors can result in a significant reduction in our average reimbursement rates.

-

Our performance goals have been focused on internal key financial metrics that we believe drive long-term value creation and will focus management on not just growing our business, but doing so profitability, such as Adjusted Income from Operations and Adjusted EBITDA. We believe that meeting these metrics will translate over time into increased shareholder value. For equity-based awards, we believe that our share price should ultimately reflect whether we have executed this strategy successfully and more specifically, the three-year cliff vesting schedule for our performance-based equity grants encourages our officers to maintain a long-term perspective while the three-year back-end weighted vesting schedule for our time-based equity grants also encourages such behavior due to half of the award vesting in year three.

-

For many of these same reasons, we have historically not incorporated financial goals over a multi-year period (such as cumulative earnings over three years) into our executive compensation program. Our long-term strategy emphasizes continued growth through a disciplined approach in growing organically in our specialties or adjacent specialties, and any multi-year goals would necessarily need to reflect assumptions and projections about growth and expense related items that are difficult to predict over a longer term. While we believe that the three-year back-end weighted (25%, 25%, 50%) vesting schedule for our time-based equity grants is a good approach to align a long-term commitment to growth from our executive team, in an effort to have a stronger link between pay and long-term performance, our performance-based equity awards also consist of three one-year performance periods and any shares earned will only vest at the end of that three-year period.

-

New performance goals will be established each year, and awards for which the performance goals have been met will not vest until the end of the full three-year period. In addition to using Adjusted EBITDA as a performance measure, our performance-based equity awards are subject to a three-year ROIC modifier to hold leaders accountable for the efficient use of capital. The Compensation and Talent Committee believes that this approach demonstrates our continued commitment to aligning pay with performance - with a view to long-term performance - and is in the best interests of all of our constituents. The Compensation and Talent Committee will continue to refine its approach as the healthcare landscape continues to evolve.

Pediatrix Medical Group, Inc.	34	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

CEO Pay At-A-Glance

More than 85% of the target direct compensation (sum of base salary, target bonus and grant value of stock awards, including performance shares at target, but excluding his one-time cash retention award and equity transformation award) of Mr. Ordan, our Chief Executive Officer, was variable and linked to financial performance results in 2025. The chart below reflects the elements of target Chief Executive Officer total direct compensation for Mr. Ordan for 2025. The chart illustrates the alignment of Chief Executive Officer pay to the Company’s performance and shareholder value. For more information on Mr. Ordan’s performance share awards and restricted stock awards for 2025, please see the section below entitled 2025 Equity-Based Awards.

2026 Proxy Statement	35	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Elements of Pay

Our pay philosophy was supported by the following pay elements in our executive compensation program for 2025:

Element	Form	Description
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities and performance.

Annual Bonus	Cash (Variable)	Based 80% on annual Adjusted Income from Operations performance and 20% on certain non-financial metrics.

Long-Term Incentives	Equity (Variable)

Comprised of 50% restricted stock that vests over three years (back-end weighted) and 50% performance shares tied to the achievement of annual Adjusted EBITDA targets and a three-year ROIC modifier. Any performance shares earned will vest at the end of the full three-year period.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section IV: Overview of the Executive Compensation Program

The Guiding Principles of Our Pay Philosophy

The Compensation and Talent Committee has historically designed our executive compensation program with the following guiding principles in mind:

•
Quality of Personnel and Competitiveness. We are committed to employing the highest quality executive team in the healthcare services industry. We expect our executives to be of the highest caliber in terms of business acumen and integrity. We closely analyze and understand compensation for executives at similarly situated companies as part of our efforts to effectively compete for and retain key talent.

•
Alignment of Interests. We must offer a total executive compensation package that best supports our leadership talent and growth strategies and focuses executives on financial and operational results. We use a mix of fixed and variable (at-risk) pay to support these objectives, by giving our executives a substantial equity stake in the business and rewarding them for performance that drives shareholder value over the long term.

•
Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance. We monitor our compliance with applicable laws, rules, statutes, regulations and guidelines and monitor our compensation program on an ongoing basis for compliance with the applicable requirements. Specifically, we focus on relevant considerations in the areas of accounting cost, tax impact, cash flow constraints, risk management and other sensible standards of good corporate governance.

How Pay Decisions Are Made

The Compensation and Talent Committee, composed solely of independent Directors, is responsible for making pay decisions for the NEOs. The Compensation and Talent Committee works very closely with its independent consultant and management to examine pay and performance matters throughout the year. The Compensation and Talent Committee has engaged Semler Brossy Consulting Group (“Semler Brossy”), who has been the Compensation and Talent Committee's independent consultant since 2022. The Compensation and Talent Committee’s written charter can be accessed on the Pediatrix website at www.Pediatrix.com.

The Role of the Compensation and Talent Committee and Management

One of the primary roles of the Compensation and Talent Committee is to assist the Board of Directors in the discharge of the Board’s responsibilities related to executive compensation matters, which include:

•
Evaluating the performance of and setting pay for the Chief Executive Officer and other NEOs;

•
Supervising and making recommendations to the Board of Directors about changes to the executive compensation program;

•
Overseeing the annual review of the Company’s incentive compensation elements to determine whether they encourage excessive risk taking, including discussing the relationship between risk management policies and practices and pay;

•
Evaluating whether to engage, retain, or terminate an outside consulting firm for the review and evaluation of our executive compensation program and approving such outside consulting firm’s fees and other retention terms; and

•
Conducting an annual self-assessment of the Compensation and Talent Committee’s performance.

2026 Proxy Statement	37	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

The Chief Executive Officer does not play any role in the Compensation and Talent Committee’s determination of his own pay; however, the Compensation and Talent Committee solicits input from the Chief Executive Officer concerning the performance and compensation of the other NEOs. The Chief Executive Officer bases his recommendations on his assessment of each individual’s performance, tenure and experience in the role, external market pay practices, retention risk and our overall pay philosophy.

The Role of Independent Consultants

The Compensation and Talent Committee, with extensive advice and input from its advisors and our shareholders, continually reviews executive compensation for alignment with our pay philosophy and, as necessary, retains the services of an independent consultant to assist in such review. The Compensation and Talent Committee has assessed the independence of Semler Brossy pursuant to applicable SEC rules, New York Stock Exchange listing standards and its own committee charter and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation and Talent Committee.

Assessing External Market Practice

As part of our pay philosophy, our executive compensation program is designed to attract, motivate and retain our executives in an increasingly competitive and complex talent market. To this end, we regularly evaluate industry-specific and general market compensation practices and trends to assess whether our program features and NEO pay opportunities remain appropriately competitive. The Compensation and Talent Committee considers publicly available data, provided by its independent compensation consultant, for informational purposes when making its pay decisions. However, market data are not the sole determinants of the Company’s practices or executive pay levels. When determining salaries, target bonus opportunities and annual equity grants for NEOs, the Compensation and Talent Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, internal comparisons to the compensation of other Company officers, tenure with the Company and experience in the officer’s current role.

In evaluating the peer group composition, the Compensation and Talent Committee generally considers companies that meet the following criteria:

•
Companies that are reasonably similar in size based on revenue and market capitalization. Generally, these companies fall within a range of 0.5x to 2x the Company’s revenue, 0.2x to 5x the Company’s market capitalization and .33x to 3x the Company's earnings before interest and taxes;

•
Organizations operating in either the Healthcare or Diversified Support Services industries, with a focus towards those that are a service-based business or provide non-homecare-based services; or

•
Entities that compete with the Company for executive talent or have comparable skill requirements at the executive level.

Following its review, the Compensation and Talent Committee approved the peer group identified below for the purpose of 2025 compensation comparisons, which was the same peer group used for purposes of 2024 compensation comparisons.

• Acadia Healthcare Company, Inc.	• The Ensign Group. Inc.

• Addus HomeCare Corporation	• Healthcare Services Group, Inc.

• Amedisys, Inc.	• ModivCare Inc.

• Aveanna Healthcare Holdings Inc.	• National HealthCare Corporation

• Brookdale Senior Living, Inc.	• Premier, Inc.

• Chemed Corporation	• RadNet, Inc.

• Cross Country Healthcare, Inc.	• Surgery Partners, Inc.

Pediatrix Medical Group, Inc.	38	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section V: The Executive Compensation Program in Detail

Base Salary

The Compensation and Talent Committee reviews and approves base salary levels for our NEOs. Base salary decisions generally reflect the Compensation and Talent Committee’s consideration of the external market practices of our peer group for comparable positions, published survey data and subjective factors including the individual’s experience, role, responsibilities and performance.

2025 Base Salary Decisions

The 2025 base salaries for the NEOs were as follows:

NEO	2025 Base Salary

Mark S. Ordan(1)	$1,000,000

Kasandra H. Rossi	$450,000

Mary Ann E. Moore	$500,000

Don Gregory Neeb(1)	$550,000

(1) Mr. Ordan's appointment as Chief Executive Officer was effective January 12, 2025 and Mr. Neeb's appointment as Chief Investment and Strategy Officer was effective August 1, 2025. The amounts reflected in the table above for Mr. Ordan and Mr. Neeb represent their annual base salaries. Dr. Swift separated from the Company prior to the 2025 base salary adjustments.

The base salaries for Mr. Ordan and Mr. Neeb were established in connection with the commencement of their employment in January and August 2025, respectively, after consulting with Semler Brossy and based on a review of the competitive market. Ms. Rossi's base salary was increased from $425,000 to $450,000 in 2025 to further align with market data and in recognition of performance.

Annual Bonuses

The NEOs participate in an annual bonus program, which is administered under the shareholder-approved Pediatrix Medical Group, Inc. Amended and Restated 2008 Incentive Compensation Plan (the “Plan”). The annual bonus is designed to recognize performance achievements primarily focused on our Company’s results of operations during its fiscal year.

The Compensation and Talent Committee uses guidelines and may apply either positive or negative discretion to adjust the bonuses based on the actual level of income from operations achieved, as well as other performance goals established for individual NEOs. In addition, the Compensation and Talent Committee uses a performance range at the target bonus level to minimize the variability of potential payouts.

2025 Annual Bonus Program

In response to shareholder feedback, the Company considers both financial and non-financial metrics as components of the executive annual performance bonus program. The vast majority of the annual bonus program is earned based on the achievement of financial metrics, with 80% of the target amount tied to achievement of certain Adjusted Income from Operations goals. The remaining 20% of the target amount is tied to the achievement of certain non-financial metrics.

2026 Proxy Statement	39	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Financial Metrics

In 2025, the financial component of the bonus guidelines was based on income from operations, adjusted to exclude transformational and restructuring related activities. Consideration was also given to those factors that impacted previous year results (positively or negatively) but were not anticipated to impact 2025 results with the same magnitude.

Why We Use Adjusted Income From Operations

The Compensation and Talent Committee uses adjusted income from operations ("AIFO") as its sole financial performance measure for annual bonuses. This measure is used to encourage our NEOs to focus on efficiently managing our business. We strive to set financial targets that are both challenging and realistic. The target AIFO set by the Compensation and Talent Committee for 2025 was consistent with the bottom end of the Company's external guided range provided in February 2025. And while the 2025 target AIFO of $181 million was slightly below the 2024 actual AIFO of $183.6 million, 2024 was a leap year, and the impact on 2024 AIFO from that additional day was approximately $3 million. Accordingly, the 2025 target AIFO was in line with 2024 performance. The 2025 target AIFO took into consideration the challenges in the overall healthcare environment in which we operate, and in particular, reimbursement pressure, labor shortages, and general operating cost increases. The 2025 target reflects an organization that is focused on stability and preservation of its operating margins, prioritizing these over short-term growth.

The financial components of the 2025 bonus guidelines were as follows:

Adjusted Income from Operations: Performance Goals*	% of Target Bonus Payout

Less than $157,000,000	0%

$165,000,000	50%

$173,000,000	90%

$181,000,000	100%

$189,000,000	110%

$197,000,000	150%

$205,000,000	200%

Adjusted Income from Operations was $231,085,000 representing a payout of 200% of target bonus

Actual target bonus payout percentages would increase proportionately between each percentage amount based on the Adjusted Income from Operations achieved by the Company.

* Adjusted Income from Operations (“AIFO”) is defined as Income From Operations calculated in accordance with GAAP, adjusted to exclude transformational and restructuring related expenses, and may be further adjusted as necessary to exclude the impact of the following items that are not anticipated in the Company’s fiscal budget: (i) contract issues, including material changes in reimbursement inconsistent with historical trends, including any impact related to surprise billing legislation, any unreasonable conduct of payors prompted by or related to this or similar legislation and any government reimbursement cuts; (ii) legal expenses related to litigation, legal settlements or judgments; (iii) incremental costs incurred or deterioration in results from cybersecurity attacks that impact the Company or any of its third-party service providers; (iv) incremental costs incurred or deterioration in results from transition related activities for revenue cycle management; (v) incremental costs incurred or deterioration in results from the closure or sale of practices, businesses and other activities; and (vi) other one-time, material items outside of the ordinary course of business of the Company and outside of the control of the Company’s executive management.

Non-Financial Metrics

The non-financial metrics used in 2025 were as follows: (i) renew the Company’s focus on hospital and health system relationships; (ii) assess clinical compensation models for fairness and appropriateness for all practices, regardless of size, geography, specialty or subspecialty; (iii) transform the recruiting function and continue actions to be an employer of choice; and (iv) with respect to the Company’s RCM program, continue the stabilization efforts, develop a plan to further improve results and improve communications to practices.

Pediatrix Medical Group, Inc.	40	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

2025 Annual Bonus Decisions

The Compensation and Talent Committee establishes each NEO’s target annual bonus opportunity as a percentage of base salary in effect at the end of the year. The target bonus opportunity as a percentage of base salary for each of the continuing NEOs was equal to the following amounts: (i) Mr. Ordan (150%); (ii) Ms. Rossi (100%); (iii) Ms. Moore (125%); and (iv) Mr. Neeb (125%), with the maximum bonus opportunity equal to two times their target opportunity. The target bonus opportunities for Mr. Ordan and Mr. Neeb were established in connection with the commencement of their employment after consulting with Semler Brossy and based on a review of the competitive market. Ms. Rossi's target bonus opportunity was increased during 2025 based on a review of the competitive market.

In March 2025, the Compensation and Talent Committee established the AIFO performance goals set forth in the table above, which excluded transformational and restructuring related expenses. Among other items, the Compensation and Talent Committee retained the discretion to further adjust AIFO as necessary to exclude the impact of incremental costs incurred or deterioration in results from the closure or sale of practices, businesses and other activities that were not anticipated in the Company's budget. In February 2026, following a review of the Company's consolidated financial statements for the Company's fiscal year ended on December 31, 2025 and other information provided by management, the Compensation and Talent Committee certified the achievement of the AIFO performance goal at 200% of the target bonus opportunity under the guidelines, with Mr. Neeb's payment prorated based on the number of days he was employed during 2025. The Compensation and Talent Committee did not use its retained discretion to further adjust 2025 AIFO.

The Compensation and Talent Committee approved a 100% achievement on the non-financial component of the annual bonus program. A summary of the Company’s achievements pertaining to the non-financial components of the annual bonus program is below.

Component	Measures of Success	Achievements
Renew the Company's focus on hospital and health system relationships	• Development of a timeline and action plan for meeting with Phase I critical hospitals’ executive teams via a master communication plan	• Developed timeline and action plan for meeting with Phase I critical hospital’s teams, successfully meeting nearly all identified key health system hospitals and divisions
	• Assess customer satisfaction based on the above efforts through a key customer satisfaction survey, and develop action plans, from any actions within the Company’s control, from such feedback	• Assessed customer satisfaction during initial meetings and identified concerns and key takeaways from all constituents, cataloguing and addressing key action items
	• Maintain key health system customer relationships through retention of such customers at 95% or higher	• Achieved retention of key health system customer relationships at greater than 95%
Assess clinical compensation models for fairness and appropriateness for all practices, regardless of size, geography, specialty or subspecialty	• Completion of clinical staffing model reviews with clinical and operations review committee and develop action plans for any staffing model changes deemed necessary	• Executed 210 hospital-based model reviews and 97 clinical panel practice model reviews, with action plans implemented or developed for those flagged for further analysis

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Component	Measures of Success	Achievements

• Develop a model that results in the appropriate/equitable allocation of certain overhead expenses with practices to the extent such items benefit the practices and assess the impacts to clinical compensation from such allocation

• Refined and expanded existing information technology and revenue cycle management allocations
	• Develop a timeline and detailed communication plan to rollout the overhead allocation initiative that includes all stakeholders	• Developed, communicated and rolled out a formalized program for physicians to facilitate physician alignment
Transform the recruiting function and continue actions to be an employer of choice	• Create a group, comprised of clinical and non-clinical leaders to lead a renewed recruiting effort	• Created group to lead renewed recruiting efforts, consisting of clinical ambassadors and members of the non-clinical management team
	• Develop a strategic plan with the goal of transforming the recruiting efforts	• Created strategic plan with new career site launched in December 2025, lead generation strategy implemented, and talent acquisition dashboard created
	• Assess employee morale/satisfaction through an employee survey and/or employee focus groups, and develop action plans, as considered appropriate, from such feedback	• Launched employee satisfaction survey in November 2025

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Component	Measures of Success	Achievements
Continue the RCM stabilization efforts, develop a plan to further improve results and improve communications to practices	• Achieve full stabilization of key RCM metrics to the baseline levels (pre-prior vendor engagement) for Global Yield, Unbilled and Accounts Receivable over 90 Days	• Stabilization of key metrics achieved with improvement to overall financial health
	• Identify automation initiatives and develop a plan to implement such initiatives by the end of calendar year 2025	• Automation initiatives and reporting process improvements implemented, yielding positive impacts on end-to-end revenue cycle
	• Revamp the Monthly Operating Report based on feedback from practices and rollout such Monthly Operating Report	• Introduced updated Monthly Operating Report, with focus on key metrics and trends
• On track to continue positive momentum into 2026 with plans for multiple, additional operational, technology and process improvements

Accordingly, the bonus earned equaled 180% of target, representing the non-financial component being paid at 100% and a 200% payout with respect to the financial component. The following actual bonuses were paid.

Name	Maximum Annual Bonus as a % of Base Salary	Target Annual Bonus as a % of Base Salary	Actual Annual Bonus as a % of Target	Actual Bonus ($)

Mr. Ordan	300%	150%	180%	$2,700,000

Ms. Rossi	200%	100%	180%	$810,000

Ms. Moore	250%	125%	180%	$1,125,000

Mr. Neeb(1)	250%	125%	180%	$518,733

(1) Mr. Neeb's actual bonus was prorated pursuant to the terms of his employment agreement based on the number of days he was employed with the Company in 2025. Dr. Swift did not participate in the 2025 annual bonus program due to his January 2025 departure from the Company.

2026 Proxy Statement	43	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Equity-Based Awards

2025 Equity-Based Awards

The Compensation and Talent Committee approved the annual equity-based awards outlined below in May 2025 with a June 1, 2025 grant date for the then-current NEOs, Mr. Ordan, Ms. Rossi and Ms. Moore, as reflected in the table below. Mr. Neeb received pro-rated equity awards on August 1, 2025 in connection with the commencement of his employment. The 2025 equity-based awards were generally divided equally into performance share awards and time-based restricted stock awards. Ms. Rossi's equity-based award was increased based on a review of the competitive market, and Ms. Moore received a one-time enhancement in the size of her award to reflect her expanded role as Chief Administrative Officer, which commenced in August 2024.

NEO	2025 Target Performance Share Award ($)	2025 Restricted Stock Award ($)

Mark S. Ordan	2,750,000	2,750,000

Kasandra H. Rossi	375,000	375,000

Mary Ann E. Moore	500,000	750,000

2025 Performance Share Metrics

50% of the equity-based awards for 2025 were granted in performance shares that:

Use a financial metric:	Have rigorous performance goals:

Shares are earned based on the achievement of Adjusted EBITDA goals, which we believe drive shareholder value creation. We believe Adjusted EBITDA is a key driver of market capitalization value and is linked to shareholder returns. In addition, the vesting of the performance share awards is also subject to a ROIC payout modifier, as discussed further below.

One-third of the target award was eligible to be earned if Adjusted EBITDA during the measurement period equaled or exceeded $225 million. NEOs were eligible to receive an above-target payout for one-third of the target award only if Adjusted EBITDA during the measurement period equaled or exceeded $235 million. The Adjusted EBITDA performance goals for years two and three of the three-year performance period will be established at the beginning of each measurement year during the performance period. These goals vary year-to-year, based on various factors that may have a direct impact on the results for the performance period, including the effects of volume and reimbursement-related factors and acquisition and organic growth-related activities.

The approach described in the table above reflects the Compensation and Talent Committee’s desire to set rigorous performance goals in a highly volatile and uncertain environment, while also rewarding NEOs when the Company achieves these goals and delivers sustained results for our shareholders.

Why We Use Adjusted EBITDA We from time to time incur certain expenses that we do not consider representative of our underlying operations, including

Pediatrix Medical Group, Inc.	44	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

In setting financial performance goals for the performance share awards, the Compensation and Talent Committee received recommendations from management based on the Company’s strategic plan for the performance measurement period. The Compensation and Talent Committee, working with its independent compensation consultant and Company management, evaluated the impact of various drivers on revenue and Adjusted EBITDA in determining the 2025 grants.

transformational and restructuring related expenses. Accordingly, we report Adjusted EBITDA from continuing operations, defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization, and transformational and restructuring related expenses. The Adjusted EBITDA measure is also intended to be further adjusted as necessary to exclude various non-ordinary course activities, as described below. The Compensation and Talent Committee strives to set financial targets that are both challenging and realistic and uses Adjusted EBITDA as a performance measure for its equity-based awards because it believes that it more accurately reflects underlying business trends and performance across reporting periods on a consistent basis.

The 2025 performance goals incorporate specific factors that were expected to have a direct impact on the results for this performance period, while remaining challenging to achieve. The targets for the 2025 performance period differ from the Company’s historical five-year averages because of volatility in the various drivers that impact results from year to year. Other drivers considered in setting the performance goals included but were not necessarily limited to: acquisition-related activities, including size, type, timing and volume of acquisitions; organic growth initiatives; various expense-related initiatives; same-unit volume growth; and reimbursement-related factors, including payor mix. The Compensation and Talent Committee established Adjusted EBITDA goals that reflected the financial challenges and uncertain operating environment at the time the goals were established, particularly with regard to year-over-year changes in Adjusted EBITDA, that the Compensation and Talent Committee felt were rigorous yet achievable.

The Compensation and Talent Committee believes the above approach used to establish financial performance goals for performance share awards results in goals that are challenging yet realistic and achievable, adequately rigorous and effective in continuing to motivate the executive team. Accordingly, the Committee believes the performance shares awarded appropriately align Company performance with executive compensation.

While this discussion of 2025 equity awards relates to performance targets for the 2025 performance period, we believe our approach to granting performance shares also creates long-term alignment, given that the value of the award realized by the NEOs will depend on the value of our stock when the shares vest over a multi-year period, with any of the earned performance shares vesting in the third year.

Our performance-based equity awards have three, one-year performance periods, with new performance goals established at the beginning of each year for that year. Awards for which the performance goals have been met will vest at the end of the full three-year period. We have also implemented a ROIC modifier, measured over a three-year period, as an additional performance measure for these performance-based equity awards.

As a result, we believe our NEOs are incentivized not only to execute the Company’s strategy but also to maintain discipline in its acquisition and organic growth-related activities and processes in order to generate sustainable longer-term growth and increased shareholder value. We believe our approach also addresses our critical need to retain the highest-caliber executives — especially as the challenges in the healthcare sector grow increasingly more complex and competition for executive talent in the healthcare sector increases.

2026 Proxy Statement	45	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

The table below outlines the 2025 equity award program:

Equity Component	How It Works

Performance Share Awards (50%) Purpose: To have the percentage of shares earned vary with Company performance achievement of pre-established goals
•
Performance share awards divided into three equal tranches, with the first tranche having an accounting grant date of June 1, 2025 and grant dates for the second and third tranches to be determined in 2026 and 2027.

•
The performance share award is tied to three different annual Adjusted EBITDA results.

•
Performance for the first tranche will be measured over a one-year period from April 1, 2025 through March 31, 2026. Adjusted EBITDA performance measures for tranches two and three will be determined in 2026 and 2027, respectively.

•
If shares are earned during this initial measurement period, they will vest on June 1, 2028, subject to continued employment.

•
Shares earned will be subject to a ROIC modifier, such that any earned shares may be decreased by 20% or increased by 20%, based on the three-year average ROIC. If the three-year average ROIC is below 5%, the earned share amount will be decreased by 20%. If the three-year average ROIC is above 12%, the earned share amount will be increased by 20%. The maximum overall payout is capped at 200% of target.

•
Shares earned may vary from 0% to 200% of target based on achievement of Adjusted EBITDA results during the initial measurement period:

Adjusted EBITDA Achieved*	Shares Earned(1)

$195,000,000 or Below	0%

$205,000,000	50%

$215,000,000	90%

$225,000,000	100%

$235,000,000	110%

$245,000,000	150%

$255,000,000 or Above	200%

* To be adjusted as necessary to exclude the impacts of the following items that are not anticipated in the Company’s fiscal budget: (i) contract issues, including material changes in reimbursement inconsistent with historical trends, any impact related to surprise billing legislation, any unreasonable conduct of payors prompted by or related to this or similar legislation and any government reimbursement cuts; (ii) legal expenses related to litigation, legal settlements or judgments; (iii) incremental costs incurred or deterioration in results from cybersecurity attacks that impact the Company or any of its third-party service providers ; (iv) incremental costs incurred or deterioration in results from transition-related activities for revenue cycle management; (v) incremental costs incurred or deterioration in results from the closure or sale of practices, businesses and other activities; and (vi) other one-time, material items outside of the ordinary course of business of the Company and outside of the control of the Company’s executive management.

(1)
Actual percentage of shares earned would be determined by linear interpolation based on the actual growth rate achieved. In each case, any earned performance shares would be subject to additional time-based vesting as described above.

Restricted Stock
Awards (50%)

Purpose: To encourage the retention of executives, while providing a continuing incentive to increase shareholder value since the realized value of the award will depend on the Company’s share price at the time an award vests.

Shares will vest at the rate of one-quarter per year on each of the first two anniversaries of the grant date and one-half on the third anniversary of the grant date, subject to continued employment.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

2025 Tranches of Prior Year Performance Share Awards

2024 Performance Share Awards

On June 1, 2025, we granted performance shares to Ms. Moore and Ms. Rossi that comprised the second tranche of the 2024 performance share awards, as disclosed in our previously filed proxy statement covering our 2024 equity-based awards. Performance for this tranche will be measured over a one-year period from April 1, 2025 through March 31, 2026. Any shares earned during the measurement period will vest on June 1, 2027. Shares earned will also be subject to an ROIC modifier.

Shares earned under this tranche may vary from 0% to 200% of target based on achievement of Adjusted EBITDA results during the measurement period:

Adjusted EBITDA Achieved*	Shares Earned(1)

$195,000,000 or Below	0%
$205,000,000	50%
$215,000,000	90%
$225,000,000	100%
$235,000,000	110%
$245,000,000	150%
$255,000,000 or Above	200%

* To be adjusted as necessary to exclude the impacts of the following items that are not anticipated in the Company’s fiscal budget: (i) contract issues, including material changes in reimbursement inconsistent with historical trends, any impact related to surprise billing legislation, any unreasonable conduct of payors prompted by or related to this or similar legislation and any government reimbursement cuts; (ii) legal expenses related to litigation, legal settlements or judgments; (iii) incremental costs incurred or deterioration in results from cybersecurity attacks that impact the Company or any of its third-party service providers; (iv) incremental costs incurred or deterioration in results from transition-related activities for revenue cycle management; (v) incremental costs incurred or deterioration in results from the closure or sale of practices, businesses and other activities; and (vi) other one-time, material items outside of the ordinary course of business of the Company and outside of the control of the Company’s executive management.

(1) Actual percentage of shares earned would be determined by linear interpolation based on the actual growth rate achieved. In each case, any earned performance shares would be subject to additional time-based vesting as described above.

2023 Performance Share Awards

On March 20, 2025, we granted performance shares to Ms. Moore that comprised the third tranche of the 2023 performance share awards, as disclosed in our previously filed proxy statement covering our 2023 equity-based awards. Performance for this tranche was measured over a one-year period from January 1, 2025 through December 31, 2025. Any shares earned during the measurement period vested on March 1, 2026. Shares earned were also subject to an ROIC modifier.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Shares earned under this tranche may vary from 0% to 200% of target based on achievement of Adjusted EBITDA results during the measurement period:

Adjusted EBITDA Achieved*	Shares Earned(1)

$185,000,000 or Below	0%

$195,000,000	50%

$205,000,000	90%

$215,000,000	100%

$225,000,000	110%

$235,000,000	150%

$245,000,000 or Above	200%

* To be adjusted as necessary to exclude the impacts of the following items that are not anticipated in the Company’s fiscal budget: (i) contract issues, including material changes in reimbursement inconsistent with historical trends, any impact related to surprise billing legislation and any unreasonable conduct of payors prompted by or related to this or similar legislation and any government reimbursement cuts; (ii) legal expenses related to litigation, legal settlements or judgments; (iii) incremental costs incurred or deterioration in results from cybersecurity attacks that impact the Company or any of its third-party service providers ; (iv) incremental costs incurred or deterioration in results from transition-related activities for revenue cycle management; (v) incremental costs incurred or deterioration in results from the closure or sale of practices, businesses and other activities; and (vi) other one-time, material items outside of the ordinary course of business of the Company and outside of the control of the Company’s executive management.

(1)
Actual percentage of shares earned would be determined by linear interpolation based on the actual growth rate achieved. In each case, any earned performance shares would be subject to additional time-based vesting as described above.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Actual Performance and Shares Earned under Performance Share Awards

2023 Performance Awards

The 2023 Performance Awards were subject to three individual one-year Adjusted EBITDA goals, as well as a three-year average ROIC metric, as set forth below.

Adjusted EBITDA Achieved for the Years Ended December 31			Shares Earned
2023	2024	2025
$205,000,000 or Below	$170,000,000 or Below	$185,000,000 or Below	0%
$215,000,000	$180,000,000	$195,000,000	50%
$225,000,000	$190,000,000	$205,000,000	90%
$235,000,000	$200,000,000	$215,000,000	100%
$245,000,000	$210,000,000	$225,000,000	110%
$255,000,000	$220,000,000	$235,000,000	150%
$265,000,000 or Above	$230,000,000 or Above	$245,000,000 or Above	200%

3-Year Average ROIC	Modifier Applied to Earned Shares

Below 5%	-20%
Above 12%	+20%

The aggregated results of actual Adjusted EBITDA performance over the three year period of $200,418,000 for 2023, $224,022,000 for 2024 and $275,590,000 for 2025 corresponded to 123.4% of the target performance shares being earned by our NEOs, and the achievement of three-year average ROIC of 11.34% resulted in no further adjustment.

2024 and 2025 Performance Awards

Like the 2023 Performance Awards, the 2024 and 2025 Performance Awards are based on Adjusted EBITDA goals subject to further adjustment by an ROIC modifier over the three-year performance period. The actual performance shares earned will be determined following the determination of the Company’s financial results for the applicable three-year period.

Management Transitions

Chief Executive Officer Transition

In connection with his appointment as Chief Executive Officer, Mr. Ordan, the Company and a wholly-owned subsidiary of the Company entered into an employment agreement (the “Ordan Employment Agreement”), which has an initial term of five years, subject to automatic annual renewals thereafter. The Compensation and Talent Committee determined Mr. Ordan’s compensation in consultation with the independent members of the Board of Directors and the Company’s independent compensation consultant. The Compensation and Talent Committee took into account the need to attract and retain top executive talent to execute on the Company’s strategy to create value for shareholders and other stakeholders and the success of the Company under Mr. Ordan’s previous tenure. In determining Mr. Ordan’s compensation, the Compensation and Talent Committee sought to position his target annual compensation opportunity within a competitive range of the peer group median, excluding the Ordan Equity Transformation Award described below in connection with this appointment.

With respect to the one-time cash retention award and Ordan Equity Transformation Award, the Compensation and Talent Committee, among other things, took into account other opportunities that were available to Mr. Ordan that he chose to forego in order to return full time to Pediatrix, and believed that these one-time awards would immediately align Mr. Ordan’s interests with those of shareholders by tying a significant portion of his initial pay to performance hurdles, as was done when Mr. Ordan first joined the Company, and provide him with an appropriate compensation opportunity given the work required to transform the organization and deliver immediate results.

2026 Proxy Statement	49	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Pursuant to the Ordan Employment Agreement, in addition to the compensation described above, Mr. Ordan was entitled to receive (i) a one-time cash retention award of $2,000,000, which is subject to pro-rata repayment in the event that Mr. Ordan voluntary resigns (other than for “Good Reason,” as defined in the Ordan Employment Agreement) or is terminated by the Company for “Cause” (as defined in the Ordan Employment Agreement) during the three years following his start date; and (ii) an equity transformation award (the “Ordan Equity Transformation Award”) in the form of a performance share unit award with respect to 640,000 shares of the Company’s common stock, which will vest, to the extent earned, on the three-year anniversary of Mr. Ordan’s start date and with the shares underlying the Ordan Equity Transformation Award being earned in one-third installments based on the Company achieving stock price hurdles equal to 125%, 150% and 175% of the average closing price per share of the Company’s common stock over the 20 trading days immediately preceding his start date for at least 20 consecutive trading days before the third anniversary of his start date.

Under the terms of the Ordan Employment Agreement, Mr. Ordan is eligible cash severance for a termination by the Company without “Cause” or by Mr. Ordan for “Good Reason” equal to two times Mr. Ordan’s base salary, plus two times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Ordan’s then-outstanding equity awards, with any performance-based awards subject to the achievement of the underlying performance goals. In the event of Mr. Ordan’s termination by the Company without Cause or resignation due to Good Reason, in each case, within six months prior to or twelve months following a change in control, Mr. Ordan will receive a severance payment equal to three times his base salary plus three times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Ordan’s then-outstanding equity awards, with any performance-based awards deemed achieved at the greater of target or actual performance through the date of the change in control. Mr. Ordan is also subject to customary non-competition, non-solicitation, non-disparagement and confidentiality provisions under the terms of the Ordan Employment Agreement.

Dr. Swift’s transition from his role as Chief Executive Officer was a termination without “Cause” and, in connection with his separation, Dr. Swift was entitled to receive the severance benefits payable under his Third Amended and Restated Employment Agreement, as described below in the section entitled “Potential Payments upon Termination or Change in Control.” No discretionary severance amounts were paid to Dr. Swift in connection with his termination.

Chief Investment and Strategy Officer

In connection with his appointment as Chief Investment and Strategy Officer, Mr. Neeb, the Company and a wholly-owned subsidiary of the Company entered into an employment agreement (the “Neeb Employment Agreement”), which has an initial term of three years, subject to automatic annual renewals thereafter. Pursuant to the Neeb Employment Agreement, in addition to the compensation described above, Mr. Neeb was entitled to receive (i) a one-time cash retention award of $1,000,000, which is subject to pro-rata repayment in the event that Mr. Neeb voluntary resigns (other than for “Good Reason,” as defined in the Neeb Employment Agreement) or is terminated by the Company for “Cause” (as defined in the Neeb Employment Agreement) during the three years following his start date; and (ii) an equity transformation award (the “Neeb Equity Transformation Award”) in the form of a performance share unit award with respect to 320,000 shares of the Company’s common stock, which will vest, to the extent earned, on the three-year anniversary of his start date and with the shares underlying the Neeb Equity Transformation Award being earned in one-third installments based on the Company achieving stock price hurdles equal to $16.94, $20.33 and $23.71 for at least 20 consecutive trading days before the third anniversary of his start date.

Under the terms of the Neeb Employment Agreement, Mr. Neeb is eligible for cash severance for a termination by the Company without “Cause” or by Mr. Neeb for “Good Reason” equal to two times Mr. Neeb’s base salary, plus two times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Neeb’s then-outstanding equity awards, with any performance-based awards subject to the achievement of the underlying performance goals. In the event of Mr. Neeb’s termination by the Company without Cause or resignation due to Good Reason, in each case, within six months prior to or twelve months

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

following a change in control, Mr. Neeb will receive a severance payment equal to two times his base salary plus two times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Neeb’s then-outstanding equity awards, with any performance-based awards deemed achieved at the greater of target or actual performance through the date of the change in control. Mr. Neeb is also subject to customary non-competition, non-solicitation, non-disparagement and confidentiality provisions under the terms of the Employment Agreement.

Other Practices, Policies & Guidelines

Equity Grant Practices

The Compensation and Talent Committee determines the effective date of annual equity-based awards without regard to current or anticipated stock price levels and we have not timed, nor do we intend to time, the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments ("Options"). Accordingly, we have no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board will evaluate the appropriate steps to take in relation to the timing of such grants as it relates to the disclosure of material nonpublic information. The Compensation and Talent Committee made the 2025 annual equity grant to NEOs in June 2025 and may also make, and in the past has made, grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. In 2025, the Company granted equity awards to Mr. Neeb in August in connection with the commencement of his employment. These grants may be subject to performance conditions and/or time-based vesting and are issued on the date of grant approval or upon a date certain following the grant approval date. The Compensation and Talent Committee does not plan to grant off-cycle awards to any executive officers of the Company unless it is part of their initial hiring process or due to a promotion.

We follow equity grant procedures designed to promote the proper authorization, documentation and accounting for all equity grants. Pursuant to these procedures the Compensation and Talent Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation and Talent Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

The grant-date fair value of our equity-based awards will be the closing sales price for a share of our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation and Talent Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy, and our employees generally can only buy or sell Company stock in accordance with our Policy Statement on Inside Information and Insider Trading for All Employees.

NEOs are allowed to vote performance shares and restricted stock as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any performance share or restricted stock awards would be held until the awards vest, at which time the dividends would be paid to the NEOs. If performance shares or restricted stock are forfeited, the NEO’s rights to receive the dividends declared with respect to those shares would be forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

2026 Proxy Statement	51	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Clawback Policy

The Company previously adopted a “clawback policy” that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, awarded to any executive officer (as defined in the Exchange Act) on or after the effective date of the policy, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to misconduct, and if the executive officer engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results. Such policy applies to incentive compensation received by an executive officer on or before October 1, 2023.

In November 2023, the Board of Directors approved the NYSE Clawback Policy to comply with the final rules of the New York Stock Exchange regarding the clawback of executive compensation. The NYSE Clawback Policy applies to any incentive-based compensation received by any current or former executive officer on or after October 2, 2023.

Stock Ownership and Retention Policy

The Compensation and Talent Committee believes that the Company’s Board of Directors and NEOs should maintain a material personal financial stake in the Company through the ownership of shares of the Company’s common stock to promote a long-term perspective in managing the enterprise and to align shareholder, Director and executive interests.

Each of our continuing NEOs are required to own shares of Pediatrix common stock with a value of not less than a specified multiple of his or her base salary. The policy also requires NEOs to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. These multiples were determined in accordance with current market practice. Each covered person is expected to meet the minimum share ownership value not later than the end of the fifth full calendar year following becoming subject to the policy. As of December 31, 2025, each of our continuing NEOs was in compliance with the guidelines.

The chart below shows the multiple of base salary ownership requirements for the continuing NEOs that were serving as executive officers at year end were in compliance as of December 31, 2025:

Name	Ownership Requirement	Ownership Requirement Achieved

Mr. Ordan	5x base salary	X

Ms. Rossi	2x base salary	X

Ms. Moore	2x base salary	X

Mr. Neeb	2x base salary	X

Shares that count toward the ownership requirement are as follows:

•
Owned outright by the NEO, or by spouse or dependent children;

•
Held in trust for economic benefit of the NEO, or spouse or dependent children;

•
Held in the Pediatrix 401(k) plan or other Company-sponsored benefit plan; and

•
Restricted shares/units for which the underlying performance conditions have been met and only remain subject to time-based vesting requirements.

Shares subject to performance-based awards for which the underlying performance conditions have not been met and shares subject to unexercised stock options, whether vested or unvested, do not count towards satisfaction of the guidelines.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

The Compensation and Talent Committee will evaluate NEO ownership levels annually and will review this policy from time to time and, following consultation with the Board of Directors, make modifications as necessary or appropriate.

Anti-Hedging and Anti-Pledging Policy

All Pediatrix Directors, management, financial and other insiders are prohibited from engaging in transactions in Pediatrix securities or derivatives of Pediatrix securities that might be considered hedging, such as selling short or buying or selling options. In addition, it is against the policy for such persons to hold securities in margin accounts or pledge Pediatrix securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Retirement and Deferred Compensation Plans

We maintain the Thrift and Profit-Sharing Plan (the “401(k) Plan”), to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our discretionary matching contributions and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options.

Although the Company maintains a non-qualified deferred compensation plan, none of the NEOs participate in that plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2025 for each of the NEOs are included in the “All Other Compensation” column of the 2025 Summary Compensation Table.

Benefits and Perquisites

We provide our NEOs with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. NEOs are eligible for health and welfare benefits available to similarly situated eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements or as otherwise provided by the Company’s policies, each of the NEOs is entitled to paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies.

The Compensation and Talent Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

2026 Proxy Statement	53	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Employment Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. In addition, each NEO’s employment agreement provides that, in the event of a termination by the Company without cause or by the NEO for good reason or due to the death or disability of such NEO, any time-based equity awards will fully vest and any performance-based equity awards will remain outstanding and vest based on actual performance during the performance period. The Compensation and Talent Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. Each NEO’s Employment Agreement provides that if any amount payable to the executive would be subject to excise tax under Section 4999 of the Code, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in the executive receiving, on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced).

For a more detailed explanation of the employment agreement terms governing vesting of equity in various termination events, please see the section below entitled “Potential Payments upon Termination or Change in Control”.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

2025 Summary Compensation Table

The following table sets forth the 2025 and, to the extent required by SEC disclosure rules, 2024 and 2023 compensation for our NEOs.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Mark S. Ordan	2025	$970,014	$2,000,000	(2)	$8,456,024	—	$2,700,000	$14,179	(3)	$14,140,217
Chief Executive Officer

Kasandra H. Rossi	2025	$437,500	$—		$598,276	—	$810,000	$14,261	(4)	$1,860,037
Executive Vice President,	2024	$368,750	$—		$391,685	—	$573,750	$10,571	(4)	$1,344,756
Chief Financial Officer & Treasurer

Mary Ann E. Moore	2025	$500,000	$—		$1,391,936	—	$1,125,000	$14,216	(5)	$3,031,152
Executive Vice President,	2024	$485,417	$—		$767,540	—	$1,125,000	$10,635	(5)	$2,388,592
General Counsel, Chief Administrative Officer and Secretary	2023	$475,000	$228,000		$1,026,683	—	$95,000	$10,305	(5)	$1,834,988

Don Gregory Neeb	2025	$229,167	$1,000,000	(2)	$3,569,243	—	$518,733	$125	(6)	$5,317,268
Executive Vice President, Chief Investment & Strategy Officer

James D. Swift, M.D.	2025	$54,167	$—		$730,720	—	$68,981	$1,922,013	(7)	$2,775,881
Former Chief Executive Officer	2024	$650,000	$—		$1,180,087	—	$1,462,500	$8,425	(7)	$3,301,012
	2023	$650,000	$390,000		$1,025,015	—	$162,500	$10,324	(7)	$2,237,839

(1)
Stock awards consist of performance share awards and time-based restricted stock awards. The amounts in this column reflect the grant-date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), but excluding the impact of estimated forfeitures. The amounts included for any performance share awards, and for the performance share unit awards granted to Messrs. Ordan and Neeb, are calculated based on the probable outcome of the performance conditions for such awards on the grant date. Assuming the highest level of performance is achieved for the performance share awards granted in 2025, the maximum value of these awards at the grant date would be as follows: Mr. Ordan -$1,833,359; Ms. Rossi -$446,546; Ms. Moore-$1,283,858; Mr. Neeb-$649,699; and Dr. Swift-$1,461,440. With respect to the performance share unit awards granted to Messrs. Ordan and Neeb, under ASC 718, the stock price vesting condition is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the performance share units that could be calculated and disclosed based on achievement of the underlying market condition. For Dr. Swift, the amount reflected represents the portion of the 2023 and 2024 performance share awards granted in 2025 in accordance with their terms. See the Grants of Plan-Based Awards in 2025 table for information on restricted stock awards granted in 2025. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 15, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K.
(2)
Reflects one-time cash retention awards paid to Messrs. Ordan and Neeb in connection with the commencement of their employment in 2025, which are subject to pro-rata repayment in the event the executive voluntary resigns (other than for “Good Reason”) or is terminated by the Company for “Cause” during the three years following the executive’s start date.
(3)
Reflects additional compensation of $14,000 for 401(k) thrift and profit sharing matching contributions in 2025 and costs incurred by Pediatrix of $179 for term life insurance coverage in 2025.
(4)
Reflects additional compensation of $14,000 and $10,350 for 401(k) thrift and profit sharing matching contributions in 2025 and 2024, respectively, and costs incurred by Pediatrix of $261 and $221 for term life insurance coverage in 2025 and 2024, respectively.
(5)
Reflects additional compensation of $14,000, $10,350 and $9,900 for 401(k) thrift and profit sharing matching contributions in 2025, 2024 and 2023, respectively, and costs incurred by Pediatrix of $216, $285 and $405 for term life insurance coverage in 2025, 2024 and 2023, respectively.
(6)
Reflects additional compensation for costs incurred by Pediatrix of $125 for term life insurance coverage in 2025.
(7)
Reflects additional compensation of $8,125 and $9,900 for 401(k) thrift and profit sharing matching contributions in 2024 and 2023, respectively, and costs incurred by Pediatrix of $25, $300 and $424 for term life insurance coverage in 2025, 2024 and 2023, respectively. For 2025, additional compensation reflects the following severance payments that were made in 2025 pursuant to the terms of Dr. Swift's employment agreement: (i) base salary continuation in the amount of $595,834; (ii) continued health, medical, hospitalization and other similar health insurance costs in the amount of $7,405; (iii) performance bonus in the amount $1,218,750; and (iv) a payout of $100,000 for unused leave time upon termination.

2026 Proxy Statement	55	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Grants of Plan-Based Awards in 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of shares of stock or	Grant Date Fair
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	units (#)(3)	Value of Stock Awards ($)(4)

Mark S. Ordan
Annual cash incentive			N/A	1,500,000	3,000,000	—	—	—	—	—
Performance share award	6/1/25	5/21/25	—	—	—	0	64,783	129,566	—	916,679
Restricted stock award	6/1/25	5/21/25	—	—	—	—	—	—	194,347	2,750,010
Performance share units	1/12/25	1/11/25	—	—	—	0	640,000	640,000	—	4,789,335

Kasandra H. Rossi
Annual cash incentive			N/A	450,000	900,000	—	—	—	—	—
Performance share award	6/1/25	5/21/25	—	—	—	0	8,834	17,668	—	125,001
Restricted stock award	6/1/25	5/21/25	—	—	—	—	—	—	26,502	375,003
Performance share award	6/1/25	5/21/25	—	—	—	0	6,945	13,890	—	98,272

Mary Ann E. Moore
Annual cash incentive			N/A	625,000	1,250,000	—	—	—	—	—
Performance share award	6/1/25	5/21/25	—	—	—	0	22,800	45,600	—	322,620
Performance share award	6/1/25	5/21/25	—	—	—	0	11,779	23,558	—	166,673
Restricted stock award	6/1/25	5/21/25				—	—	—	53,004	750,007
Performance share award	3/20/25	3/20/25	—	—	—	0	10,787	21,574	—	152,636

Don Gregory Neeb
Annual cash incentive			N/A	687,500	1,375,000	—	—	—	—	—
Performance share award	8/1/25	7/30/25	—	—	—	0	27,116	54,232	—	324,850
Restricted stock award	8/1/25	7/30/25	—	—	—	—	—	—	81,346	974,525
Performance share units	8/1/25	7/30/25	—	—	—	0	320,000	320,000	—	2,269,868

James D. Swift, M.D.
Annual cash incentive			N/A	812,500	1,625,000	—	—	—	—	—
Performance share award	6/1/25	5/21/25	—	—	—	0	35,055	70,110	—	496,028
Performance share award	3/20/25	3/20/25	—	—	—	0	16,586	33,172	—	234,692

(1)
These columns reflect the range of payouts for 2025 annual cash bonuses under the Plan. Amounts actually earned in 2025 are reported as Non-Equity Incentive Plan Compensation in the 2025 Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in the CD&A.
(2)
Except as described below, represents performance share awards granted under the Plan, for which shares earned have the ability to vary from 0% to 200% of target based on achievement of specified levels of Adjusted EBITDA plus an ROIC modifier during the measurement period. See the sections entitled “2025 Equity-Based Awards” and "2025 Tranches of Prior Year Performance Share Awards" in the CD&A for additional information. The performance share awards granted represent the first third of the 2025 performance share awards, the second third of the 2024 performance share awards and the final third of the 2023 performance share awards. The performance share units granted to Mr. Ordan on January 12, 2025 and to Mr. Neeb on August 1, 2025 are scheduled to vest on the three-year anniversary of the applicable grant date, subject to the achievement of certain stock price hurdles. See the section entitled “Management Transitions” in the CD&A for additional information.
(3)
Represents the time-based restricted stock awards granted under the Plan which 25% of the restricted stock award are scheduled to vest on June 1, 2026, 25% are scheduled to vest on June 1, 2027 and 50% are scheduled to vest on June 1, 2028, subject to continued employment. For a more detailed description of our restricted stock and equity-based award granting policies, see the section entitled “2025 Equity-Based Awards” in the CD&A.
(4)
The grant-date fair value of the performance share awards and performance share unit awards (in each case, based on the probable outcome of such conditions) and restricted stock awards is determined pursuant to the accounting guidance for equity-based compensation and represents the total amount that is expected to be expensed in our financial statements over the relevant vesting periods. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 15, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards

	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)

Mark S. Ordan	194,347	(2)	$4,157,082

				64,783	(5)	$1,385,708

				640,000	(6)	$13,689,600

Kasandra H. Rossi	7,929	(3)	$169,601

	17,955	(4)	$384,057

	8,334	(4)	$178,264

	26,502	(2)	$566,878

				6,945	(7)	$148,554

				8,834	(5)	$188,959

				6,945	(7)	$148,554

Mary Ann E. Moore	27,832	(3)	$595,326

	51,300	(4)	$1,097,307

	53,004	(2)	$1,133,756

				10,788	(8)	$230,755

				10,788	(8)	$230,755

				22,800	(7)	$487,692

				10,787	(8)	$230,734

				11,779	(5)	$251,953

				22,800	(7)	$487,692

Don Gregory Neeb	81,346	(2)	1,739,991

				27,116	(5)	$580,011

				320,000	(9)	$6,844,800

James D. Swift, M.D.				16,586	(8)	$354,775

				16,586	(8)	$354,775

				35,055	(7)	$749,826

				16,586	(8)	$354,775

				35,055	(7)	$749,826

(1)
Based on a stock price of $21.39, which was the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2025.
(2)
25% of these restricted stock awards will vest on June 1, 2026, 25% will vest on June 1, 2027 and 50% will vest on June 1, 2028.
(3)
These restricted stock awards vested on March 1, 2026.

2026 Proxy Statement	57	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

(4)
These restricted stock awards will vest one-third on June 1, 2026 and the remaining two-thirds will vest on June 1, 2027.
(5)
These performance share awards will vest on June 1, 2028, subject to achievement of the applicable performance conditions that will determine the ultimate number of shares earned.
(6)
These performance share units will vest on January 12, 2028, subject to achievement of the applicable stock price hurdles.
(7)
These performance share awards will vest on June 1, 2027, subject to achievement of the applicable performance conditions that will determine the ultimate number of shares earned.
(8)
These performance share awards vested on March 1, 2026, subject to achievement of the applicable performance conditions that determined the ultimate number of shares earned.
(9)
These performance share units will vest on August 1, 2028, subject to achievement of the applicable stock price hurdles.

Stock Vested in Fiscal Year 2025

	Stock Awards(1)

Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(2)

Mark S. Ordan(3)	18,360	$265,118

Kasandra H. Rossi	16,541	$242,588

Mary Ann E. Moore	39,186	$568,175

James D. Swift, M.D.(4)	151,471	$2,182,697

(1)
These columns reflect performance shares and restricted stock previously awarded to the NEO that vested during 2025.
(2)
Calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the vesting date.
(3)
Amount for Mr. Ordan reflects the vesting of restricted stock previously granted for service on the Board of Directors.
(4)
Amount for Dr. Swift reflects an accelerated vesting of equity awards in connection with his termination without "Cause" during 2025 in accordance with his employment agreement.

Potential Payments Upon Termination or Change in Control

The Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. Those provisions are summarized below.

Effective January 12, 2025, Dr. Swift transitioned from his position as the Company’s Chief Executive Officer as a result of his termination by the Company without Cause, as that term was defined in his Third Amended and Restated Employment Agreement. The termination of Dr. Swift and the severance and other termination benefits paid to him was in accordance with his employment agreement and no discretionary severance amounts were paid. Pursuant to his employment agreement, a termination without Cause requires the Company to (a) pay the Accrued Obligations through the termination date, (b) pay Dr. Swift a pro rata portion of the target bonus he would have received for the year in which his employment terminates ($68,981), (c) continue to pay Dr. Swift's base salary for a period of 24 months after the termination date ($1.3 million in the aggregate), (d) continue to pay the executive's health, medical, hospitalization and other similar health insurance costs for a period of 24 months after the termination date ($65,000 in the aggregate), and (e) pay the executive an amount equal to the greater of 1.5 times his “average annual performance bonus” or 1.5 times his target bonus amount ($1.219 million), in exchange for a Separation Agreement that includes a release of all potential claims. The employment agreement for Dr. Swift also provided that, in the event his employment was terminated by the Company without Cause, the time-based portion of the equity awards granted to Dr. Swift would immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance based share awards would remain outstanding and vest based upon actual performance determined at the end of the applicable performance period. The accelerated vesting received by Dr. Swift was valued at approximately $2.2 million. In addition, in accordance with the Company’s paid time off policies, Dr. Swift was paid $100,000, in respect of his earned but unused paid time off in connection with his termination.

Pediatrix Medical Group, Inc.	58	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Termination by Company for Cause. In the event that any of the continuing NEOs' employment with the Company is terminated by the Company for Cause (as defined in each executive’s respective Employment Agreement with the Company), then the Company will pay the executive his or her base salary through the termination date at the rate in effect at the termination date, reimburse the executive for any reasonable business expenses incurred through the date of termination and pay any vacation payout and any other benefits that are vested benefits under applicable employer benefit plans or that are required by applicable law (collectively, the "Accrued Obligations").

Termination due to Executive’s Death. In the event that any of the continuing NEOs' employment terminates because of his or her death, then the Company will pay to the executive’s estate the Accrued Obligations and a pro rata target bonus for the year in which his or her employment terminates. In addition, Mr. Ordan and Mr. Neeb would be entitled to receive any earned but unpaid bonus for the year prior to the year in which the termination occurs.

Termination due to Disability. In the event of a termination of any of the continuing NEOs' employment due to his or her Disability (as defined in accordance with such executive’s respective Employment Agreement), then the Company will continue to pay the executive’s base salary for a period of 90 days after the date of Disability under the Company’s short term disability policy. If the NEO’s Disability continues following such 90-day period, the Company may terminate the NEO, in which case, subject to his or her execution and non-revocation of a release of claims in favor of the Company, the NEO would be entitled to a pro rata target bonus for the year in which his or her employment terminates and the Accrued Obligations through the date of termination. In addition, Mr. Ordan and Mr. Neeb would be entitled to receive any earned but unpaid bonus for the year prior to the year in which the termination occurs.

Termination by Company without Cause or by Executive for Good Reason. If the Company terminates Ms. Rossi or Ms. Moore's employment without Cause or if the executive terminates his or her employment for Good Reason (each as defined in the executive’s Employment Agreement), then, subject to his or her execution and non-revocation of a release of claims in favor of the Company, the Company will (a) pay the Accrued Obligations through the date of termination, (b) continue to pay the executive’s base salary and health, medical, hospitalization and other similar health insurance costs on the same basis as regular, full-time employees for a period of 24 months after the termination date, (c) pay the executive an amount equal to the greater of 1.5 times his or her “average annual performance bonus” (as defined in the executive’s Employment Agreement) or 1.5 times his or her target bonus amount, and (d) pay the executive a pro rata portion of the target bonus for the year in which his or her employment terminates.

Under the terms of their respective employment agreement, if the Company terminates Mr. Ordan or Mr. Neeb’s employment without Cause (including the non-renewal of the employment term by the Company) or if Mr. Ordan or Mr. Neeb terminates his employment for Good Reason (each as defined in the executive’s Employment Agreement), he would be entitled to (i) cash severance equal to two times his base salary, plus two times the greater of his average annual performance bonus and his target bonus, plus (ii) a pro rata bonus for the year of termination based on actual performance, and (iii) the acceleration of his then-outstanding equity awards, with any performance-based awards subject to the achievement of the underlying performance goals.

Termination by Company without Cause or by Executive for Good Reason in Connection with a Change in Control. In the event of Mr. Ordan or Mr. Neeb’s employment is terminated by the Company without Cause or resignation due to Good Reason, in each case, within six months prior to or twelve months following a change in control, he will be entitled to (i) a severance payment equal to three times his base salary plus three times the greater of his average annual performance bonus and his target bonus, plus (ii) a pro rata bonus for the year of termination based on actual performance and (iii) the acceleration of his then-outstanding equity awards, with any performance-based awards deemed achieved at the greater of target or actual performance through the date of the change in control.

2026 Proxy Statement	59	Pediatrix Medical Group, Inc.

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Termination by Executive other than for Good Reason. Each NEO may terminate his or her employment, other than for Good Reason or due to a Change in Control (as defined in the executive’s Employment Agreement), upon 90 days’ notice to the Company. In such event, the Company will continue to pay the executive his or her base salary through the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination. The Company may specify a termination date for the employment of any of the NEOs that is less than 90 days after the Company’s receipt of written notice of such termination from the executive.

Termination due to Retirement. If Mr. Ordan's employment is terminated due to his Retirement (as defined in the Ordan Employment Agreement), then any time-based equity awards granted to Mr. Ordan prior to termination of his employment will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance-based shares awards will remain outstanding and vest based upon actual performance determined at the end of the applicable performance period, with any awards granted within 12 months of Mr. Ordan’s Retirement to vest on a prorated basis. As of December 31, 2025, Mr. Ordan was not eligible for Retirement under the Ordan Employment Agreement.

Vesting of Equity Awards. In the event that any of the continuing NEOs' employment is terminated due to Disability or death, by the Company without Cause or by the NEO for Good Reason, any time-based equity awards granted to the executive prior to termination of his or her employment will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance-based shares awards will remain outstanding and vest based upon actual performance determined at the end of the applicable performance period. In addition, in the event of a Change of Control, (i) all time-based equity awards granted to the NEO will immediately become fully vested, non-forfeitable and, if applicable, exercisable and (ii) all performance-based equity awards granted to such executives for which the applicable performance condition has been met at the time of such Change in Control will immediately become fully vested, non-forfeitable and, if applicable, exercisable.

Change in Control. In the event of a Change in Control (as defined in the Plan), the performance criteria under the annual bonus program will automatically be deemed to have achieved a minimum level of 100% of target and will be payable to the executive no later than 30 days after such Change in Control.

Payments of Unused Leave Time. In accordance with the Company’s paid time off policies, an executive officer will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward 10 days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus 10 carry-over days.

Restrictive Covenants. Pursuant to his or her Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment, such as 18 or 24 month non-solicitation and non-competition restrictive covenants, a customary confidentiality agreement surviving the term of the Employment Agreement and a 10-year non-disparagement restrictive covenant. If the executive fails to comply with any of those restrictive covenants, the executive will not be entitled to receive any further payments or benefits as a result of the termination of the executive’s employment (other than base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination). In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of termination of the executive’s employment.

Pediatrix Medical Group, Inc.	60	2026 Proxy Statement

Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

The following table illustrates the payments and benefits that each of Mr. Ordan, Ms. Rossi, Ms. Moore and Mr. Neeb would have received under his or her Employment Agreement and the annual bonus program if his or her employment with the Company had terminated for any of the reasons described above on December 31, 2025. The amounts received by Dr. Swift in connection with his separation in January 2025 are described above. The amounts presented in the table reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the NEOs, which amounts would only be known at the time that employment actually terminates.

		TRIGGERING EVENT

Executive	Compensation Components	Change in Control	Termination Change in Control	By Executive without Good Reason	By Company for Cause	By Company without Cause	By Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Company Due to Executive’s Death

Mark S.	Cash Severance(1)	$—	$10,200,000	$—	$—	$7,700,000	$7,700,000	$2,950,000	$2,700,000
Ordan	Long-Term Incentives(2)	8,314,165	8,314,165	—	—	8,314,165	8,314,165	8,314,165	8,314,165

	Total Benefit to Employee	$8,314,165	$18,514,165	$—	$—	$16,014,165	$16,014,165	$11,264,165	$11,014,165

Kasandra H.	Cash Severance(1)	$—	$—	$—	$—	$2,385,000	$2,385,000	$922,500	$810,000
Rossi	Long-term Incentives(2)	1,298,801	—	—	—	1,298,801	1,298,801	1,298,801	1,298,801

	Total Benefit to Employee	$1,298,801	$—	$—	$—	$3,683,801	$3,683,801	$2,221,301	$2,108,801

Mary Ann E.	Cash Severance(1)	$—	$—	$—	$—	$3,062,500	$3,062,500	$1,250,000	$1,125,000
Moore	Long-Term Incentives(2)	2,826,389	—	—	—	2,826,389	2,826,389	2,826,389	2,826,389

	Total Benefit to Employee	$2,826,389	$—	$—	$—	$5,888,889	$5,888,889	$4,076,389	$3,951,389

Don Gregory	Cash Severance(1)	$—	$2,993,733	$—	$—	$2,993,733	$2,993,733	$656,233	$518,733
Neeb	Long-Term Incentives(2)	3,479,982	3,479,982	—	—	3,479,982	3,479,982	3,479,982	3,479,982

	Total Benefit to Employee	$3,479,982	$6,473,715	$—	$—	$6,473,715	$6,473,715	$4,136,215	$3,998,715

(1)
Cash severance includes: in all cases, continuation of base salary through the termination date and any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, plus (i) in the case of termination by the Company without Cause or by the executive for Good Reason, (a) continuation of base salary for 24 months after the termination date, (b) the target performance bonus, on a pro rata basis, for the fiscal year, and (c) an amount equal to one and a half times the greater of the executive’s “average annual performance bonus” and the executive’s target bonus, and (ii) in the case of termination by the Company on account of the executive’s Disability or death, the target performance bonus, on a pro rata basis, for the fiscal year, and in the case of a Disability, the executives’ base salary for 90 days after the date of disability. Under the terms of the annual bonus program, in the event of a Change in Control, the applicable performance criteria will automatically be deemed to have achieved a minimum level of 100% of target. As actual bonuses paid under the 2025 annual bonus program exceeded the target amounts, no cash severance is reflected for a Change in Control in the table above.
(2)
This amount reflects the value of the executive’s unvested restricted stock as of December 31, 2025 that would vest if a specified termination event had occurred on December 31, 2025. In the case of a Change in Control, the vesting of such unvested restricted stock is immediate whether or not the executive’s employment is terminated.

2026 Proxy Statement	61	Pediatrix Medical Group, Inc.

Chief Executive Officer Pay Ratio

Our aggregate compensation paid to Mr. Ordan for 2025 was $14,170,209, which differs from the amount reported in the Total column of the 2025 Summary Compensation Table due to the annualization of Mr. Ordan’s compensation to reflect his early January commencement of employment with the Company. Since Mr. Ordan was appointed Chief Executive Officer effective January 12, 2025, we annualized his base salary and the cost of term life insurance coverage. We did not annualize the value of Mr. Ordan’s annual bonus, annual equity awards, cash retention award, equity transformation award or the amount of 401(k) thrift and profit-sharing contributions made by the Company on his behalf as the value of such benefits and awards was not impacted by the period of service during 2025.

The identification of the median employee was determined based on 2025 W-2 compensation for all of our employees employed on December 31, 2025, with the compensation for any full-time employees who were not employed by us for all of 2025 annualized. Once the median employee was identified, we calculated our median employee’s compensation in accordance with the rules applicable to the 2025 Summary Compensation Table, resulting in 2025 compensation for our median employee of $155,070. As a result, we estimate that our Chief Executive Officer’s 2025 total compensation was approximately 91 times that of our median employee.

Pediatrix Medical Group, Inc.	62	2026 Proxy Statement

Pay Versus Performance

The following tables provide pay versus performance information required by Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation: Compensation Discussion and Analysis.”

Year	Summary Compensation Table (“SCT”) Total for First PEO(1)	SCT Total for Second PEO(1)	Compensation Actually Paid (“CAP”) to First PEO(2)	CAP to Second PEO	Average SCT Total for Non-PEO NEOs(3)	Average CAP to Non-PEO NEOs(2)(3)

2025	$2,775,881	$14,140,217	$2,954,364	$24,892,348	$3,402,819	$6,034,845

2024	$3,301,012	N/A	$4,424,038	N/A	$2,078,530	$2,611,401

2023	$2,237,839	N/A	$1,620,732	N/A	$1,721,885	$1,191,132

2022	N/A	$4,655,746	N/A	$540,703	$1,699,411	$364,560

2021	N/A	$6,848,969	N/A	$9,015,601	$2,107,197	$2,525,213

	Value of Initial Fixed $100 Investment Based On:

Year	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss) ($ in thousands)	Adjusted EBITDA ($ in thousands)(5)

2025	$87.16	$77.88	$165,388	$275,590

2024	$53.46	$78.31	$(99,069)	$224,022

2023	$37.90	$75.74	$(60,408)	$200,418

2022	$60.55	$77.81	$66,331	$241,033

2021	$110.88	$105.76	$130,937	$265,476

(1)
Dr. Swift served as our principal executive officer ("PEO") in 2025 until January 12, 2025, and Mr. Ordan served as our PEO for the remainder of 2025. Dr. Swift served as our PEO for the entirety of 2024 and 2023. Mr. Ordan served as our PEO for the entirety of 2021 and 2022. For purposes of the table, Dr. Swift is our First PEO and Mr. Ordan is our Second PEO.
(2)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K, however, as required, the dollar amounts include (among other items) equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid during the applicable years. The table below sets forth each adjustment made during the years presented in the table to calculate the compensation “actually paid,” in accordance with Item 402(v) of Regulation S-K, to our NEOs during each year in the table.
(3)
During 2025, our non-PEO NEOs consisted of Ms. Rossi, Ms. Moore and Mr. Neeb. In 2024, our non-PEO NEOs consisted of Ms. Rossi, Ms. Moore, Mr. Richards, Dr. Pickert and Mr. Wood. In 2023, our non-PEO NEOs consisted of Ms. Moore, Mr. Richards, Dr. Pickert and Mr. Wood. In 2022, our non-PEO NEOs consisted of Mr. Richards and Dominic Andreano, our former Executive Vice President and General Counsel, Ms. Moore and Dr. Swift. During 2021, our non-PEO NEOs consisted of Mr. Richards and Andreano, Mr. John C. Pepia, Ms. Moore and Roger “Mack” Hinson, M.D.
(4)
The peer group used by the Company consists of the companies used in the S&P 600 Health Care Index, the index used in the Company’s performance graph reported in Part II, Item 5 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)
Adjusted EBITDA is the financial measure from the Tabular List of 2025 Most Important Measures shown below, which, in the Company’s assessment, represents for 2025 the most important performance measure used to link compensation actually paid to our CEOs and other NEOs to the Company’s performance. Adjusted EBITDA is defined on page 34 and is a non-GAAP financial measure.

2026 Proxy Statement	63	Pediatrix Medical Group, Inc.

Pay Versus Performance

Adjustments to Calculate Compensation “Actually Paid” to First PEO(7)	2025	2024	2023

SCT Total	$2,775,881	$3,301,012	$2,237,839

Minus: Grant Date Fair Value of Awards Granted During the Year(8)	$(730,720)	$(1,180,087)	$(1,025,015)

Plus (Minus): CAP Adjustments Calculated Using SEC Methodology(9)	$909,203	$2,303,113	$407,908

CAP Total	$2,954,364	$4,424,038	$1,620,732

Adjustments to Calculate Compensation “Actually Paid” to Second PEO(7)	2025	2022	2021

SCT Total	$14,140,217	$4,655,746	$6,848,969

Minus: Grant Date Fair Value of Awards Granted During the Year(8)	$(8,456,024)	$(3,500,013)	$(3,500,021)

Plus (Minus): CAP Adjustments Calculated Using SEC Methodology(9)	$19,208,155	$(615,030)	$5,666,653

CAP Total	$24,892,348	$540,703	$9,015,601

Adjustments to Calculate Compensation “Actually Paid” to	2025	2024	2023	2022	2021
Non-PEO NEOs(6)

SCT Total	$3,402,819	$2,078,530	$1,721,885	$1,699,411	$2,107,197

Minus: Grant Date Fair Value of Awards Granted During the Year(7)	$(1,853,151)	$(715,395)	$(931,681)	$(1,081,261)	$(990,016)

Plus (Minus): CAP Adjustments Calculated Using SEC Methodology(8)	$4,485,177	$1,248,266	$400,928	$(253,590)	$1,408,032

CAP Total	$6,034,845	$2,611,401	$1,191,132	$364,560	$2,525,213

(6)As shown in these tables, the Compensation “Actually Paid” totals represent the SCT totals for the applicable year, but adjusted as required by SEC rules to include the fair value of current and prior year equity awards that are outstanding, vested or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year.

(7)
Represents the total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable year.
(8)
The fair value of equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the SCT, which reflects the grant date fair value of equity awards granted during the applicable year, the CAP table reflects equity fair value as follows:

•
for awards granted during the applicable year (and which are still outstanding), the year-end value; plus

•
for awards granted during prior years that were still outstanding as of the applicable year-end, the change in value as of the applicable year-end compared against the prior year-end; plus

•
for awards granted in prior years that vested during the applicable year, the change in value as of the vesting date compared against the prior year-end; plus

•
for any awards granted in the applicable year that vested during the applicable year, the value as of the vesting date; plus

Pediatrix Medical Group, Inc.	64	2026 Proxy Statement

Pay Versus Performance

•
the value of any dividend equivalents that were paid during the applicable year that are not otherwise included in total compensation; minus

•
for awards granted in prior years that were forfeited during the applicable year, the value as of the prior year-end.

The specific calculations with respect to the CAP fair value of equity for the relevant years are shown in the tables below:

First PEO – CAP Equity Adjustments	2025	2024	2023

YE Value of Current Year Awards Outstanding as of YE	$1,104,601	$2,057,295	$616,999

Change in Value as of YE for Prior Year Awards Outstanding as of YE	$—	$240,247	$(187,294)

Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	$(195,398)	$5,571	$(21,797)

Value as of Vesting Date for Current Year Awards That Vested During the Year	$—	$—	$—

Value as of Vesting Date for Dividend Equivalents Paid During the Year Not Otherwise Included in Total Compensation	$—	$—	$—

Value as of Prior YE for Prior Year Awards Forfeited During the Year	$—	$—	$—

Value of Equity for CAP Purposes	$909,203	$2,303,113	$407,908

Second PEO – CAP Equity Adjustments	2025	2022	2021

YE Value of Current Year Awards Outstanding as of YE	$19,232,391	$—	$4,664,583

Change in Value as of YE for Prior Year Awards Outstanding as of YE	$—	$—	$—

Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	$(24,236)	$(1,748,149)	$1,002,070

Value as of Vesting Date for Current Year Awards That Vested During the Year	$—	$1,133,119	$—

Value as of Vesting Date for Dividend Equivalents Paid During the Year Not Otherwise Included in Total Compensation	$—	$—	$—

Value as of Prior YE for Prior Year Awards Forfeited During the Year	$—	$—	$—

Value of Equity for CAP Purposes	$19,208,155	$(615,030)	$5,666,653

2026 Proxy Statement	65	Pediatrix Medical Group, Inc.

Pay Versus Performance

Non-PEO NEOs – CAP Equity Adjustments	2025	2024	2023	2022	2021

YE Value of Current Year Awards Outstanding as of YE	$4,057,776	$834,923	$560,818	$350,057	$1,310,553

Change in Value as of YE for Prior Year Awards Outstanding as of YE	$453,943	$122,479	$(150,476)	$(496,890)	$60,423

Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	$(26,542)	$2,366	$(9,414)	$(106,757)	$37,056

Value as of Vesting Date for Current Year Awards That Vested During the Year	$—	$288,498	$—	$—	$—

Value as of Vesting Date for Dividend Equivalents Paid During the Year Not Otherwise Included in Total Compensation	$—	$—	$—	$—	$—

Value as of Prior YE for Prior Year Awards Forfeited During the Year	$—	$—	$—	$—	$—

Value of Equity for CAP Purposes	$4,485,177	$1,248,266	$400,928	$(253,590)	$1,408,032

Pediatrix Medical Group, Inc.	66	2026 Proxy Statement

Pay Versus Performance

Relationship Between “Compensation Actually Paid” and Performance

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) (“CAP”) for a particular year.

The following chart shows the relationship of the compensation actually paid to our PEOs and the average compensation actually paid to our other non-PEO NEOs to the total shareholder return for the Company (“PDX”) and for the S&P 600 Healthcare Index (“S&P 600 HC”).

CAP vs. TSR
$30M
$25M
$20M
$15M
$10M
$5M
$0
CAP (in millions)
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
Value $100 Invested on 12/31/20
$110.88
$105.76
$77.81
$60.55
$75.74
$37.90
$78.31
$53.46
$87.16
$77.88
$24.9
$9.0
$2.5
$0.5
$0.4
$1.6
$1.2
$4.4
$2.6
$0.2
$6.0
2021
2022
2023
2024
2025
First PEO CAP
Second PEO CAP
Non-PEO NEOs Average CAP
PDX TSR
S&P 600 HC TSR

2026 Proxy Statement	67	Pediatrix Medical Group, Inc.

Pay Versus Performance

The following chart shows the relationship of the compensation actually paid to our PEOs and the average compensation actually paid to our other non-PEO NEOs as compared to our net (loss) income and our Adjusted EBITDA (“AEBITDA”).

CAP vs. Company Performance
$30M
$25M
$20M
$15M
$10M
$5M
$0
CAP (in millions)
$600
$400
$200
$0
$-200
$-400
$-600
Net Income (Loss)/AEBITDA (In millions)
$265.5
$241.0
$200.4
$224.0
$275.6
$130.9
$66.3
($60.4)
($99.1)
$165.4
$9.0
$2.5
$0.5
$0.4
$1.6
$1.2
$4.4
$2.6
$0.2
$24.9
$6.0
2021
2022
2023
2024
2025
First PEO CAP
Second PEO CAP
Non-PEO NEOs Average CAP
Net Income (Loss)
AEBITDA

Tabular List of Most Important Financial Performance Measures

We consider the below financial performance measures to be the most important measures used by us to link NEO compensation to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis.”

Most Important Financial Measures
• Adjusted EBITDA	• Adjusted Income From Operations
• Stock Price

Pediatrix Medical Group, Inc.	68	2026 Proxy Statement

Director Compensation

The non-employee Directors receive the following compensation for their service, which was increased effective May 1, 2025 following consultation with Semler Brossy in order to better align the compensation of our non-employee Directors with our peer group median: (i) an annual retainer fee of $95,000 (increased from $80,000), payable quarterly; (ii) an additional annual retainer fee of $60,000 (increased from $50,000), payable quarterly, for the Lead Independent Director; (iii) an additional annual retainer fee of $30,000 (increased from $22,500), payable quarterly, for the Chair of the Audit Committee; (iv) an additional annual retainer fee of $20,000 (increased from $15,000), payable quarterly, for the Chair of the Compensation and Talent Committee; and (v) an additional annual retainer fee of $15,000 (increased from $12,500), payable quarterly, for the Chair of the Nominating and Corporate Governance Committee. In addition, each year, each non-employee Director is granted restricted stock with a grant date fair value of $165,000 (increased from $150,000), vesting on the first anniversary of the award, on the date of such non-employee Director’s election at the Company’s annual meeting of shareholders.

We provide grants of equity to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. All non-management members of our Board of Directors are required to own Pediatrix common stock worth three times their annual base cash retainer fee. Pediatrix also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

The following table includes all non-employee Directors who served in 2025. Dr. Swift, our former Chief Executive Officer, did not earn additional income for his service as a Director in 2025. As the Executive Chair of the Board, Mr. Ordan received an incremental monthly fee of $85,000 from March 2024 through January 11, 2025, but did not receive additional compensation for his service as a Director following the commencement of his employment as Chief Executive Officer on January 12, 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Mark S. Ordan	$34,134	$—	$34,134

Guy P. Sansone	$146,667	$165,006	$311,673

Laura A. Linynsky	$90,000	$165,006	$255,006

Thomas A. McEachin	$117,500	$165,006	$282,506

Kurt D. Newman, M.D.(3)	$47,500	$140,602	$188,102

Michael A. Rucker	$104,167	$165,006	$269,173

John M. Starcher, Jr.	$90,000	$165,006	$255,006

Shirley A. Weis	$108,333	$165,006	$273,339

Sylvia J. Young	$90,000	$165,006	$255,006

(1)
This column reports the amount of cash compensation earned in 2025 for Board and committee service.
(2)
The amounts in this column reflect the grant date fair value of the restricted stock awards granted to the non-employee Directors in 2025, calculated in accordance ASC 718, but excluding the impact of estimated forfeitures. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 15, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 19, 2026. The following Directors had outstanding restricted stock awards at the end of fiscal year 2025: Mr. Sansone (11,427); Ms. Linynsky (11,427); Mr. McEachin (11,427); Dr. Newman (9,737); Mr. Rucker (11,427); Mr. Starcher (11,427); Ms. Weis (11,427); and Mrs. Young (11,427). Please see the “Outstanding Equity Awards at 2025 Fiscal Year-End” table above for information regarding the awards held by Mr. Ordan at the end of fiscal year 2025.
(3)
Dr. Newman was appointed to the Board effective July 1, 2025.

2026 Proxy Statement	69	Pediatrix Medical Group, Inc.

Share Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of common stock of Pediatrix as of March 9, 2026, for the following:

•
Each person known to us to be a beneficial owner of more than 5% of our outstanding shares of common stock;

•
Each of our Directors;

•
Our Chief Executive Officer and our other NEOs; and

•
All of our Directors and executive officers as a group.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Shares	Percent

BlackRock, Inc.(3)	12,512,609	15.1%

The Vanguard Group, Inc.(4)	10,393,239	12.5%

Laura A. Linynsky(5)	32,232	*

Thomas A. McEachin(6)	66,083	*

Kurt D. Newman, M.D.(7)	9,737	*

Michael A. Rucker(8)	59,101	*

Guy P. Sansone(9)	79,748	*

John M. Starcher Jr.(10)	66,064	*

Shirley A. Weis(11)	47,455	*

Sylvia J. Young(12)	40,618	*

Mary Ann E. Moore.(13)	305,570	*

Don Gregory Neeb (14)	162,692	*

Mark S. Ordan(15)	497,152	*

Kasandra H. Rossi (16)	113,692	*

All Directors and executive officers as a group (12 persons)(17)	1,480,144	1.8%

* Less than one percent

(1)
Unless otherwise specified, the address of each of the beneficial owners identified is c/o Pediatrix, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Pediatrix.
(2)
Based on 83,072,104 shares of common stock issued and outstanding as of March 9, 2026 shares of common stock issued and outstanding as of March 9, 2026. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of March 9, 2026, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

Pediatrix Medical Group, Inc.	70	2026 Proxy Statement

SHARE OWNERSHIP INFORMATION

(3)
BlackRock, Inc. has sole voting power over 12,301,759 shares and sole dispositive power over 12,512,609 shares. This information is based on a Schedule 13G/A filed with the SEC on July 17, 2025. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001. Reported ownership includes shares held by subsidiaries listed in the filing.
(4)
The Vanguard Group, Inc. has shared voting power over 119,132 shares, sole dispositive power over 10,190,134 shares and shared dispositive power over 203,105 shares. This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Reported ownership includes shares held by subsidiaries listed in the filing.
(5)
Includes (i) 20,805 shares of common stock directly owned; and (ii) 11,427 shares of unvested restricted stock which Ms. Linynsky presently has the power to vote.
(6)
Includes (i) 54,656 shares of common stock indirectly owned by a trust for which immediate family members of Mr. McEachin are the beneficiaries of the trust; and (ii) 11,427 shares of unvested restricted stock which Mr. McEachin presently has the power to vote.
(7)
Includes (i) 9,737 shares of unvested restricted stock which Dr. Newman presently has the power to vote.
(8)
Includes (i) 47,674 shares of common stock directly owned; and (ii) 11,427 shares of unvested restricted stock which Mr. Rucker presently has the power to vote.
(9)
Includes (i) 68,321 shares of common stock directly owned; and (ii) 11,427 shares of unvested restricted stock which Mr. Sansone presently has the power to vote.
(10)
Includes (i) 54,637 shares of common stock directly owned; and (ii) 11,427 shares of unvested restricted stock which Mr. Starcher presently has the power to vote.
(11)
Includes (i) 36,028 shares of common stock indirectly owned by a trust for which immediate family members of Ms. Weis are the beneficiaries of the trust; and (ii) 11,427 shares of unvested restricted stock which Ms. Weis presently has the power to vote.
(12)
Includes (i) 29,191 shares of common stock directly owned; and (ii) 11,427 shares of unvested restricted stock which Mrs. Young presently has the power to vote.
(13)
Includes (i) 44,932 shares of common stock directly owned; (ii) 52,598 shares of common stock beneficially owned by a trust for which immediate family members of Ms. Moore are the beneficiaries of the trust; and (iii) 208,040 shares of unvested performance shares and restricted stock which Ms. Moore presently has the power to vote.
(14)
Includes (i) 162,692 shares of unvested performance shares and restricted stock which Mr. Neeb presently has the power to vote.
(15)
Includes (i) 108,458 shares of common stock directly owned; and (ii) 388,694 shares of unvested performance shares and restricted stock which Mr. Ordan presently has the power to vote.
(16)
Includes (i) 26,494 shares of common stock directly owned; and (ii) 87,198 shares of unvested performance shares and restricted stock which Ms. Rossi presently has the power to vote.
(17)
Includes (i) 400,512 shares of common stock directly owned; (ii) 143,282 shares of common stock indirectly owned by trusts; and (iii) 936,350 shares of unvested performance shares and restricted stock which certain executive officers and Directors presently have the power to vote.

2026 Proxy Statement	71	Pediatrix Medical Group, Inc.

Independent Auditors

Independent Auditors

Our independent auditor for the year ended December 31, 2025 was the firm of PricewaterhouseCoopers LLP. Subject to shareholder ratification at the Company’s 2026 Annual Meeting of Shareholders, the Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform audit services for Pediatrix in 2026. Pediatrix expects that representatives of PricewaterhouseCoopers LLP will virtually attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In determining to reappoint PricewaterhouseCoopers LLP and recommending that shareholders ratify its appointment, the Audit Committee carefully evaluated a number of factors. These factors included the firm’s independence and objectivity, the firm’s overall performance, technical expertise and knowledge of the Company’s business and industry, the quality and candor of its communications with the Audit Committee and management, data related to audit quality and performance, and the appropriateness of the firm’s fees. The Audit Committee also considered PricewaterhouseCoopers LLP’s tenure as the Company’s independent auditor and the potential impact of such tenure on independence and objectivity. Based on this evaluation, the Audit Committee believes that the continued engagement of PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders.

Fees Paid to Independent Auditors

The aggregate fees billed by PricewaterhouseCoopers LLP for the indicated services rendered during fiscal years 2025 and 2024 were as follows:

Audit Fees

In 2025, PricewaterhouseCoopers LLP billed Pediatrix $1,855,900 the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2025, reviews of our interim consolidated financial statements, which are included in each of the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2025 and the statutory audit of our wholly owned captive insurance subsidiary. In 2024, PricewaterhouseCoopers LLP billed Pediatrix $1,886,100 the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2024, reviews of the interim consolidated financial statements, which are included in each of our Quarterly Reports on Form 10-Q for the year ended December 31, 2024, the statutory audit of our wholly owned captive insurance subsidiary and the audit of funds under the CARES Act for reporting period 5.

Audit-Related Fees

PricewaterhouseCoopers LLP did not bill Pediatrix for any audit-related fees in 2025 or 2024.

Tax Fees

PricewaterhouseCoopers LLP did not bill Pediatrix for any tax services in 2025 or 2024.

All Other Fees

In both 2025 and 2024, PricewaterhouseCoopers LLP billed Pediatrix $14,500 for access to a human resources benchmarking tool.

Pediatrix Medical Group, Inc.	72	2026 Proxy Statement

Independent Auditors

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by PricewaterhouseCoopers LLP during 2025 and 2024 and the fees paid for such services.

2026 Proxy Statement	73	Pediatrix Medical Group, Inc.

Proposal 2: Ratification of the Appointment of Independent Auditors

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the 2026 fiscal year. PricewaterhouseCoopers LLP was our independent auditor for the fiscal year ended December 31, 2025. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year absent contrary instructions.

The Board of Directors unanimously recommends a Vote “FOR” Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 fiscal year.

Pediatrix Medical Group, Inc.	74	2026 Proxy Statement

Proposal 3: Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, Pediatrix is providing its shareholders the opportunity to cast a non-binding advisory vote “FOR” or “AGAINST” the compensation paid to named executive officers in 2025 as disclosed and described in the “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, including the section entitled “Overview of the Executive Compensation Program,” the compensation tables and the narrative disclosures that accompany the compensation tables.

As described in detail in our “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and related narrative discussion, the compensation of executive officers is designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and Company performance on a regular basis. At-risk elements such as performance-based cash incentives and equity-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting of equity-based compensation is designed to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and retention of our named executive officers.

The Compensation and Talent Committee is committed to enhancing our performance-based compensation program to further align our executive compensation with value creation for our shareholders, which was demonstrated with the implementation of a three-year back end weighted (25%, 25%, 50%) vesting schedule to align a long-term commitment to growth from our executive team and the change in 2023 to begin granting performance-based equity awards with three one-year performance periods and a three-year return on invested capital modifier, with any awards earned vesting at the end of the third year. The Compensation and Talent Committee believes that these changes further align executive pay with Company performance and our clawback policy, required minimum share ownership for our executive officers and enhanced anti-hedging policies further align executive compensation with our shareholders’ long-term interests.

Shareholders are urged to read the section entitled “Executive Compensation: Compensation Discussion and Analysis,” which discusses our executive compensation programs in detail, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, that accompanies this Proxy Statement.

Accordingly, Pediatrix requests your approval of the following resolution:

2026 Proxy Statement	75	Pediatrix Medical Group, Inc.

Proposal 3: Advisory Vote on Executive Compensation

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated under the Securities Act, including the section entitled “Executive Compensation: Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.

The Board of Directors unanimously recommends a Vote
“FOR” Proposal 3 to approve the compensation paid to its
named Executive Officers as disclosed pursuant to the
compensation disclosure rules of the Securities and Exchange
Commission and described in the section entitled “Executive
Compensation: Compensation Discussion and Analysis,”
including the compensation tables and the related narrative
discussion.

Although the vote is non-binding and advisory, the Board of Directors and the Compensation and Talent Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Pediatrix Medical Group, Inc.	76	2026 Proxy Statement

Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

On March 23, 2026, the Board of Directors approved the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan(the “Plan”), subject to shareholder approval, to increase the number of shares of our common stock available for issuance under the Plan by 8,000,000 shares, to extend the term of the Plan, to eliminate legacy provisions and to make certain other clean-up and administrative changes in order to maintain the Company's ability to attract, motivate, reward and retain key persons (the “Plan Amendment and Restatement”).

Background and Purpose

The Board of Directors recommends that our shareholders approve the Plan Amendment and Restatement to allow us to continue granting stock-based awards. The Plan currently authorizes 34,975,000 shares as the maximum aggregate number of shares of our common stock that may be issued to participants in the Plan. If our shareholders do not approve the Plan Amendment and Restatement, the Company will continue to operate the Plan pursuant to its current provisions, and the increase in the maximum aggregate number of shares of common stock that may be issued under the Plan from 34,975,000 shares to 42,975,000 shares will not be effective.

The Board of Directors originally adopted the Plan on March 24, 2008, which was subsequently approved by our shareholders on May 23, 2008 and most recently amended and restated on May 12, 2021 and was further amended on July 1, 2022 to reflect the Company's name change from Mednax, Inc. to Pediatrix Medical Group, Inc.

The purpose of the Plan is to provide a means for the Company and its related entities, including subsidiaries, other designated affiliates and its affiliated professional associations, corporations and partnerships, to attract key personnel to provide services to the Company and its related entities, as well as to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its related entities and promoting the mutuality of interests between participants and the Company’s shareholders. A further purpose of the Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its related entities, and provide participants with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The terms of the Plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. The Board of Directors believes that the current number of shares that may be issued under the Plan is not sufficient in light of our compensation structure and strategy. The Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the Plan. In addition, the Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in our Company. The Board of Directors believes that the increase in the maximum number of shares of our common stock that may be issued under the Plan from 34,975,000 to 42,975,000 shares will help ensure that we continue to have a sufficient number of shares with which to achieve our compensation objectives.

As of March 9, 2026, we had 2,963,600 shares of common stock subject to outstanding restricted stock and deferred stock awards in the form of restricted stock units (with performance awards counted at target performance). As of March 9, 2026, 14,637,254 fully vested, non-forfeitable shares of common stock

2026 Proxy Statement	77	Pediatrix Medical Group, Inc.

Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

have been issued under the Plan, which include 2,018,300 shares due to option exercises. The total shares of common stock that have been issued or that could potentially be issued as a result of grants of options, restricted stock or deferred stock awards under the Plan is 33,844,527, leaving 1,130,473 shares reserved and available for future issuance out of the maximum of 34,975,000 shares currently authorized for issuance. As of March 9, 2026, there were 1,309,128 shares available for issuance under the Pediatrix Medical Group, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended, and 61,497 shares available for issuance under the Pediatrix Medical Group, Inc. 2015 Non-Qualified Stock Purchase Plan. The fair market value of a share of our common stock as of March 23, 2026 was $20.60, which was the closing price of our common stock on the New York Stock Exchange.

In addition to the increase to the maximum aggregate share limit, the Plan Amendment and Restatement would change the term of the Plan such that the Plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the Plan, (ii) termination of the Plan by the Board of Directors and (iii) May 7, 2036. The Plan Amendment and Restatement amends the term of the Plan until the earliest of (i) such time as no shares remain available for issuance under the Plan, (ii) termination of the Plan by the Board of Directors and (iii) the close of business on the date ten years after the effective date of the amendment and restatement of the Plan. As noted above, the Plan Amendment and Restatement would also eliminate legacy plan provisions and implement certain other clean-up and administrative changes, such as the removal of outdated exemptions related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Summary of the Plan

The following is a summary of certain principal features of the Plan, as amended by the Plan Amendment and Restatement. This summary is qualified in its entirety by reference to the complete text of the Plan, as amended and restated by the Plan Amendment and Restatement, a copy of which is attached as Exhibit A and which is incorporated into this Proxy Statement by reference.

Shares Available for Awards; Annual Per-Person Limitations

Under the Plan, as amended by the Plan Amendment and Restatement, the total number of shares of Company common stock that may be subject to the granting of awards is equal to 42,975,000 shares. Any shares subject to awards of options or stock appreciation rights will be counted against this limit as one share for every one share granted whereas shares subject to any other awards will be counted as 2.0 shares for every one share granted. If any awards are forfeited, expire or otherwise terminate without issuance of the shares subject to the award, or any award is settled for cash, or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to awards under the Plan; provided, however, that shares tendered or withheld to pay the exercise price for any award or to pay taxes relating to any award will not again be available for delivery with respect to awards under the Plan and, provided further, that stock appreciation rights that are settled in shares will count against the share limit in the Plan based upon the full number of shares that were subject to the award.

The maximum aggregate number of shares that may be delivered as a result of “incentive stock options,” as defined in Section 422 of the Code (“ISOs”), is 34,975,000 shares. Awards granted or shares issued in substitution for rewards or related obligations by a company acquired by us after May 12, 2021 do not reduce the total number of available shares under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year the number of options or stock appreciation rights granted to any one participant may not exceed 1,000,000 shares and the number of restricted stock, deferred stock, performance shares and other stock-based awards may not exceed 750,000 shares, subject to adjustment in certain circumstances. The maximum dollar amount that may be paid to any one participant in respect of a performance award that is payable other than in stock with respect to a 12-month performance period

Pediatrix Medical Group, Inc.	78	2026 Proxy Statement

Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

is $10,000,000 and with respect to any performance period that is more than 12 months, $10,000,000 multiplied by the number of full 12 month periods in such performance period.

The Compensation and Talent Committee of the Board of Directors administers the Plan. The Compensation and Talent Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of Company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin -off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation and Talent Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events, upon the occurrence of a change in control, or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the Plan are the officers, Directors, employees, consultants and other persons who provide services to the Company or any of its related entities. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the Plan. As of March 23, 2026, there were approximately four officers, 2,295 practicing affiliated physicians, 2,020 other clinical professionals and 2,260 other employees and eight non-employee directors who may be eligible to participate in the Plan if selected for participation by the Compensation and Talent Committee.

Administration

The Compensation and Talent Committee of the Board of Directors administers the Plan. The Plan must be administered by members of the Board of Directors who are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act and “independent” as defined by the New York Stock Exchange (or any other national securities exchange on which any securities of the Company may be listed for trading in the future). However, to the extent that the Board of Directors elects and is permitted to administer the Plan under its terms, only the “independent” members of the Board may exercise any power or authority granted to administer the Plan. Subject to the terms of the Plan, the Compensation and Talent Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of Company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including any applicable performance conditions), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.

Stock Options and Stock Appreciation Rights

The Compensation and Talent Committee is authorized to grant stock options, including non-qualified stock options and ISOs, which can result in potentially favorable tax treatment to the participant, and stock appreciation rights. Stock appreciation rights may be granted without regard to any option (“Stand-Alone Stock Appreciation Rights”) or in conjunction with all or part of any option granted under the Plan (“Tandem Stock Appreciation Rights”). Stock appreciation rights entitle the participant to receive the amount by which the fair market value of a share of Company common stock on the date of exercise exceeds the grant price of the stock appreciation right, as determined by the Compensation and Talent Committee.

The exercise price per share of an option and the grant price of a stock appreciation right must not be less than 100% of the fair market value of a share of Company common stock on the date of grant or, in the

2026 Proxy Statement	79	Pediatrix Medical Group, Inc.

Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

case of a Tandem Stock Appreciation Right, less than the associated option exercise price. Unless otherwise determined by the Compensation and Talent Committee or the Board of Directors, the fair market value of Company common stock as of any given date will be the closing sales price per share of Company common stock as reported on the principal stock exchange or market on which the Company common stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation and Talent Committee on the date the award is granted) or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation and Talent Committee except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property, as the Compensation and Talent Committee may determine from time to time. Methods of exercise and settlement and other terms of the stock appreciation rights are determined by the Compensation and Talent Committee.

A Tandem Stock Appreciation Right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem Stock Appreciation Right may only be exercised when the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right will no longer be exercisable to the extent the related option has been exercised.

Without the approval of the Company’s shareholders, the Compensation and Talent Committee will not be permitted to (i) lower the exercise price or base price of an option or stock appreciation right after it is granted, (B) cancel an option or stock appreciation right when the exercise or base price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards granted in connection with a corporate transaction), or (C) take any other action with respect to an option or stock appreciation right that may be treated as a repricing pursuant to the applicable rules of the stock exchange on which our common stock is then traded.

Restricted and Deferred Stock

The Compensation and Talent Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Company common stock which may not be sold or disposed of for a specified period, and with a risk of forfeiture (including with respect to dividends) and other restrictions specified by the Compensation and Talent Committee. Risks of forfeiture may include continuous service requirements and performance requirements, among others. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Compensation and Talent Committee. An award of deferred stock confers upon a participant the right to receive shares of Company common stock at the end of a specified deferral period, and may be subject to possible risks of forfeiture of the award as the Compensation and Talent Committee may determine. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation and Talent Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of Company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Company common stock, awards or otherwise as specified by the

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Compensation and Talent Committee. However, any dividends or dividend equivalents that are granted with respect to any award will be held in escrow by the Committee until such time as the award that such dividend or dividend equivalents are attributed to is no longer subject to a substantial risk of forfeiture or applicable vesting conditions have been satisfied, and in the event that an award is subsequently forfeited, the dividend or dividend equivalents attributable to such portion will be forfeited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation and Talent Committee is authorized to grant shares of Company common stock as a bonus free of restrictions, or to grant shares of Company common stock or other awards in lieu of obligations of the Company to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Compensation and Talent Committee may specify.

Other Stock-Based Awards

The Compensation and Talent Committee is authorized to grant awards under the Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Company common stock. The Compensation and Talent Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of any award, and the timing of such grant or settlement, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Compensation and Talent Committee. In addition, the Plan authorizes the Compensation and Talent Committee to grant specific performance awards, which represent a conditional right to receive cash, shares of Company common stock or other awards upon achievement of certain performance goals during a relevant performance period. The performance criteria and the length of the performance period will be determined by the Compensation and Talent Committee upon the grant of each performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation and Talent Committee, on a deferred basis, in a manner that does not violate the requirements of Section 409A of the Code.

Subject to the requirements of the Plan, the Compensation and Talent Committee will determine performance award terms, including the required levels of performance with respect to specified objective business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for the Company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), will be used by the Compensation and Talent Committee in establishing performance goals for performance awards granted to persons whom the Compensation and Talent Committee: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of our common stock. Any of the above goals may be determined on an absolute or relative basis in comparison to prior periods or as compared to the performance of a published or special index deemed

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

applicable by the Compensation and Talent Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

After the end of each performance period, the Compensation and Talent Committee will determine and certify whether the performance goals have been achieved. At the time the Compensation and Talent Committee establishes performance goals for performance awards granted to persons whom the Compensation and Talent Committee expects will, for the year in which a deduction arises, be “covered employees,” the Compensation and Talent Committee may provide that in determining the achievement of performance goals, the Compensation and Talent Committee will exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) a change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Compensation and Talent Committee specifies at the time the award is granted.

Other Terms of Awards

Awards granted under the Plan will be subject to a minimum vesting period of not less than one year from the date of grant of the award except this minimum vesting period may be accelerated or waived in the event of a participant’s death, disability, retirement, termination of employment, upon a Change in Control, or such other events that the Committee determines. Notwithstanding the minimum vesting period, up to five percent (5%) of the shares reserved for awards may be granted with vesting terms not conforming to the one year minimum vesting period.

Awards may be settled in the form of cash, shares of Company common stock, other awards or other property, in the discretion of the Compensation and Talent Committee. The Compensation and Talent Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation and Talent Committee may establish, provided that such deferral will satisfy the requirements of Section 409A of the Code. The Compensation and Talent Committee is authorized to place cash, shares of Company common stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan. The Company is authorized to provide that a portion of any shares of Company common stock or other property to be distributed will be withheld (or previously acquired shares of Company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation and Talent Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code, then the award will be subject to additional restrictions on payment and other requirements if and to the extent required to comply with Section 409A.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the Plan’s prohibition on repricings, the Compensation and Talent Committee may, however, grant awards in exchange for other awards under the Plan or under other Company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Compensation and Talent Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of the Company, as defined in the Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or any related entity, or in any award agreement, or to the extent otherwise determined by the Compensation and Talent Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the change in control will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, deferred stock award or another stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and (iii) performance goals and conditions applicable to any outstanding award will be deemed met as of the date of the change in control.

Adjustments, Amendment and Termination

Subject to certain limitations, the Compensation and Talent Committee is authorized to make adjustments and alterations to awards (including, in some cases, in a manner adverse to a participant) in connection with a change in control, stock dividends or distributions, recapitalizations, mergers and other corporate events, as well as in recognition of other unusual or nonrecurring events affecting the Company or its related entities and changes in financial reporting, laws, regulations, taxes, business strategy and other matters. The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation and Talent Committee’s authority to grant awards without further shareholder approval (and the Compensation and Talent Committee may alter, amend or terminate any award including, in any case, in a manner adverse to the rights of a participant under an outstanding award), except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of the New York Stock Exchange or any stock exchange or quotation system on which shares of Company common stock are then listed or quoted, including any change in the exercise price of an option if such change would constitute a repricing under such rules. Thus, shareholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. The Plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the Plan, (ii) termination of the Plan by the Board of Directors or (iii) the tenth anniversary of the approval of the Plan Amendment and Restatement by our shareholders. Awards outstanding upon expiration of the Plan will remain in effect until they have been exercised or terminated, or have expired.

Clawback

Awards granted pursuant to the Plan on or after February 6, 2014 are subject to mandatory repayment by the recipient to the Company to the extent the recipient is, or in the future becomes, subject to (1) any the Company “clawback” or recoupment policy adopted by the Board of Directors or the Compensation and Talent Committee to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Federal Income Tax Consequences of Awards

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences that could arise from participation in the Plan, some of which may be relevant to participants in light of their personal investment or tax circumstances; it also does not discuss any state, local or non-United States tax consequences of participating in the Plan. Before taking any actions with respect to any awards, each participant is advised to consult such participant’s tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the holding period for those shares will begin on the day following the date on which such shares are transferred to the optionee.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Company common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered, and the holding period for those shares will include the holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company or the related entity will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company or the related entity, as applicable, and is reasonable in amount, and either the employee includes that amount in income or the Company or the related entity timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as ISOs, as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share (i.e., the exercise price) will be long-term capital gain or loss.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company or the related entity is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company or the related entity, as applicable, and is reasonable in amount, and either the employee includes that amount in income or the Company or the related entity timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to a substantial risk of forfeiture when it is received under the Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested (i.e., when the substantial risk of forfeiture lapses), at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of the grant of the stock award, to recognize ordinary compensation income as of the date the recipient receives the award equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which the recipient would be required to recognize any compensation income.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Stock Appreciation Rights

The Company may grant Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights, under the Plan. Generally, the recipient of a Stand-Alone Stock Appreciation Right will not recognize any taxable income at the time the Stand-Alone Stock Appreciation Right is granted.

With respect to Stand-Alone Stock Appreciation Rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day the stock appreciation right is exercised over any amounts paid by the recipient for the stock.

With respect to Tandem Stock Appreciation Rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone Stock Appreciation Rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if the recipient had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights. Upon the exercise of either a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right, however, the Company or the related entity will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is paid out equal to the cash paid or the fair market value of shares or other property received at such time. The Company or the related entity generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A of the Code

The Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of deferred stock, and does not comply with Section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Historical Equity Awards Table

The following table sets forth the number of restricted stock awards, performance share awards, deferred stock awards and options granted over the lifetime of the Plan to the individuals and groups indicated below as of March 9, 2026:

Name	Restricted Stock Awards	Performance Share Awards	Deferred Stock Awards	Options

Mark S. Ordan	406,913	446,853	640,000	550,331
Kasandra H. Rossi	110,035	40,392	1,966	—
Mary Ann E. Moore	252,201	160,001	—	28,500
Don Gregory Neeb	81,346	81,346	320,000	—
James D. Swift, M.D.	358,431	208,096	—	70,000
All Current Executive Officers as a Group	850,495	728,592	961,966	578,831
All Current Non-Executive Officer Directors as a Group	427,558	—	—	—
All Current Non-Executive Officer Employees as a Group	2,007,950	89,744	39,757	78,000

No awards have been granted under the Plan over its lifetime to the following categories of persons: (i) any associates of our non-employee directors, executive officers or nominees; or (ii) any other person who received or who is to receive 5% of such options, warrants or rights.

New Plan Benefits

Future grants under the Plan (as amended by the Plan Amendment and Restatement) will be made at the discretion of the Compensation and Talent Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

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Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to shares of our common stock that may be issued under existing equity compensation plans, including the Plan, our 1996 Non-Qualified Employee Stock Purchase Plan and our 2015 Non-Qualified Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	2,823,582 (1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	2,823,582

(1) Under the Plan, 1,422,853 shares remain available for future issuance, and under the 1996 Non-Qualified Employee Stock Purchase Plan and the 2015 Non-Qualified Stock Purchase Plan, an aggregate of 1,400,729 shares remain available for future issuance.

The Company’s Board of Directors unanimously recommends a Vote

✓
“FOR” Proposal 4 to approve the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan.

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Other Business

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of the Board of Directors.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Investor Relations at 1301 Concord Terrace, Sunrise, Florida 33323, by calling (954) 384-0175 or via the Internet at www.Pediatrix.com.

Information Concerning Shareholder Proposals

As more specifically provided in our Amended and Restated Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Amended and Restated Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting. Accordingly, any shareholder proposal to be considered at the 2027 Annual Meeting of Shareholders must be properly submitted to us on or before November 27, 2026, but not earlier than September 28, 2026 or such proposal will be considered untimely. A copy of the provision of our Amended and Restated Articles of Incorporation relating to shareholder nominations is available upon request from our Secretary at 1301 Concord Terrace, Sunrise, Florida 33323. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement for the 2027 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2027 Annual Shareholders’ Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and our Amended and Restated Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than November 27, 2026.

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Exhibit A

Pediatrix Medical Group, Inc.

Second Amended and Restated

2008 Incentive Compensation Plan

May [7], 2026

1. Purpose. The purpose of this SECOND AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Pediatrix Medical Group, Inc., a Florida corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

This Plan was originally adopted, effective as of December 31, 2008. The Plan was amended and restated and approved by shareholders on May 10, 2012. The Plan was subsequently amended on February 6, 2014. The Plan was amended and restated and approved by shareholders again on March 20, 2019 and May 12, 2021, to, among other things, increase the number of Shares. The terms and conditions of the Plan are hereby amended and restated to read as specified herein as of the Effective Date of Restated Plan to, among other things, provide for an increase in the Shares available under the Plan.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Compensation and Talent Committee of the Board, with each member intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) Independent.” The

2026 Proxy Statement	A-1	Pediatrix Medical Group, Inc.

Exhibit A

failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(l) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(m) “Director” means a member of the Board or the Board of Directors of any Related Entity.

(n) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p) “Effective Date” means May 23, 2008.

(q) “Effective Date of Restated Plan” means May [7], 2026.

(r) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(s) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(u) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the principal stock exchange or market on which Shares are traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the

Pediatrix Medical Group, Inc.	A-2	2026 Proxy Statement

Exhibit A

Committee in its discretion. Unless the Committee determines otherwise, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(v) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto, and which qualifies as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(y) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading.

(z) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ee) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial

2026 Proxy Statement	A-3	Pediatrix Medical Group, Inc.

Exhibit A

ownership interest, directly or indirectly, as well as any professional association, corporation or partnership that is affiliated with the Company.

(jj) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(kk) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(oo) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(pp) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(qq) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to

Pediatrix Medical Group, Inc.	A-4	2026 Proxy Statement

Exhibit A

an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to applicable law, the Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan. Any such delegations shall be set forth in a written instrument that specifies the persons authorized to act thereunder and the terms and limitations of such authority, which writing shall be delivered to the Company’s Chief Financial Officer, Principal Accounting Officer and General Counsel before any authority may be exercised.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. To the maximum extent permitted by applicable law, members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be an aggregate of 42,975,000 (consisting of an additional 8,000,000 Shares added to the Plan as of the Effective Date of the Restated Plan). Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share with respect to which such Award is granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.0 Shares for every one (1) Share with respect to which such Award is granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below; provided, however, that Shares tendered or withheld to pay the exercise price for any Award or to pay taxes relating to any Award shall not again be available for delivery with respect to Awards under the Plan and, provided further, that

2026 Proxy Statement	A-5	Pediatrix Medical Group, Inc.

Exhibit A

Stock Appreciation Rights that are settled in Shares shall count against the limit in Section 4(a) of this Plan based upon the full number of Shares that are subject to the Award.

(ii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan, and as 2.0 Shares if such Share was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 42,975,000 shares.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 1,000,000 Shares, or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 750,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $10,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $10,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an

Pediatrix Medical Group, Inc.	A-6	2026 Proxy Statement

Exhibit A

Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) other than pursuant to Section 10(c) or the Change in Control provisions set forth in the Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Notwithstanding anything in an Award Agreement to the contrary, Options shall not include dividend equivalents.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code; provided, however, that to the extent an Option intended to qualify as an Incentive Stock Option fails to qualify as an incentive stock option under Section 422 of the Code, the Option shall constitute a non-qualified stock option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the

2026 Proxy Statement	A-7	Pediatrix Medical Group, Inc.

Exhibit A

Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one (1) Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c) or the Change in Control provisions set forth in the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Notwithstanding anything in an Award Agreement to the contrary, Stock Appreciation Rights shall not include dividend equivalents.

(iv) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as

Pediatrix Medical Group, Inc.	A-8	2026 Proxy Statement

Exhibit A

otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. Any cash dividends declared with respect to shares of Restricted Stock shall be held in escrow by the Committee until such time as the shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or are otherwise vested and, in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Awards. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the

2026 Proxy Statement	A-9	Pediatrix Medical Group, Inc.

Exhibit A

date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Notwithstanding the foregoing, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be held in escrow by the Committee until such time as the Deferred Stock Award that such Dividend Equivalents are attributed to shall become no longer subject to a substantial risk of forfeiture or otherwise satisfied any vesting conditions, and in the event that such Deferred Stock Award is subsequently forfeited, the Dividend Equivalents attributable to such portion shall be forfeited.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award other than an Option or Stock Appreciation Right. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, however any Dividend Equivalents that are granted with respect to any Restricted Stock or Deferred Stock Award shall be held in escrow by the Committee until such time as the Restricted Stock or Deferred Stock Award that such Dividend Equivalents are attributed to shall become no longer subject to a substantial risk of forfeiture or otherwise satisfied any vesting conditions, and in the event that such Restricted Stock or Deferred Stock Award is subsequently forfeited, the Dividend Equivalents attributable to such portion shall be forfeited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant

Pediatrix Medical Group, Inc.	A-10	2026 Proxy Statement

Exhibit A

Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

(j) Certain Vesting Requirements and Limitations on Waiver of Forfeiture Restrictions. Awards granted under the Plan shall be subject to a minimum vesting period of not less than one (1) year from the date of grant of the Award. This minimum vesting period may be accelerated or waived in the event of a Participant’s death, disability, retirement, termination of employment, upon a Change in Control. Notwithstanding the minimum vesting period, up to five percent (5%) of the Shares reserved for Awards under Section 4(a) of the Plan, subject to adjustment under Section 10(c), may be granted with vesting terms not conforming to the one (1) year minimum vesting period.

(k) Dividend Payments. Notwithstanding anything to the contrary in the Plan and notwithstanding that the Plan does not provide for the payment of cash dividends on Awards other than Restricted Stock Awards and Dividend Equivalents, subject to Section 6(d)(iv) hereof with respect to cash dividends that are declared with respect to shares of Restricted Stock and Section 6(e)(iii) hereof with respect to Dividend Equivalents that are granted with respect to any Restricted Stock or Deferred Stock Award, any cash dividends that are declared with respect to Awards shall be held in escrow by the Committee until such time as the Shares with respect to which such cash dividends are declared are no longer subject to a substantial risk of forfeiture or are otherwise vested and, in the event that such Shares are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash

2026 Proxy Statement	A-11	Pediatrix Medical Group, Inc.

Exhibit A

compensation surrendered); provided, however, that any such determination to grant an Award in lieu of cash compensation shall be made in a manner intended to comply with Section 409A of the Code; provided, further, that this provision shall not violate the prohibition on repricings set forth in Sections 6(b)(i) or Section 6(c)(i).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and other applicable laws, and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The settlement of any Award may be accelerated (to the extent such acceleration would not violate the requirements of Section 409A of the Code), and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (z) the occurrence of an “unforeseeable emergency”;

Pediatrix Medical Group, Inc.	A-12	2026 Proxy Statement

Exhibit A

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(ii) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. No Section 409A Plan shall be adjusted, modified or substituted for, pursuant to any provision of this Plan, without the consent of the Participant if any such adjustment, modification or substitution would cause the Section 409A Plan to violate the requirements of Section 409A of the Code.

8. Additional Provisions Relating to Performance Awards.

(a) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the Fair Market Value of a Share; and/or (19) any other goal selected by the Committee, whether or not listed herein. Any of the above goals may be determined on an absolute or relative basis or as compared to the

2026 Proxy Statement	A-13	Pediatrix Medical Group, Inc.

Exhibit A

performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. At the time that the Committee establishes the performance goals in respect of an Award subject to this Section 8, the Committee may provide that in determining the achievement of performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) a change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Committee specifies.

(b) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period specified by the Committee.

(c) Termination of Continuous Service. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(d) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless and until the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b) hereof:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any

Pediatrix Medical Group, Inc.	A-14	2026 Proxy Statement

Exhibit A

Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, or any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries, (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such

2026 Proxy Statement	A-15	Pediatrix Medical Group, Inc.

Exhibit A

information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (i) such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), (ii) do not violate the requirements of Rule 16(b)-3, and (iii) are not inconsistent with requirements of any form of registration statement under the Securities Act of 1933, as amended, pursuant to which the Shares issuable under this Plan are then registered. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer to which any Award relates, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. Except as otherwise provided in any employment agreement or in any Award Agreement, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee in its sole discretion, and without any requirement that Participants be treated consistently: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock

Pediatrix Medical Group, Inc.	A-16	2026 Proxy Statement

Exhibit A

Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, without the consent of the Participant (including in a manner adverse to the

2026 Proxy Statement	A-17	Pediatrix Medical Group, Inc.

Exhibit A

rights of a Participant under an outstanding Award), except as otherwise provided in the Plan (including without limitation Section 6(j)(ii) hereof).

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

Pediatrix Medical Group, Inc.	A-18	2026 Proxy Statement

Exhibit A

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan became effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) March 23, 2036, the tenth anniversary of the Board’s approval of the Plan, as amended and restated. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(m) Clawback; Forfeiture. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (1) any Company “clawback” or recoupment policy adopted by the Board or the Committee to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

In addition, the Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an award on account of actions taken by, or failed to be taken by, such Participant in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure (including the Company’s Corporate Governance Principles, Code of Conduct – Finance, Insider Trading Policy and Company Code of Conduct), other agreement, or any other obligation of such Participant to the Company or any affiliate. The Committee may annul an outstanding award if the Participant is terminated for “Cause” as defined in any Applicable Award agreement or as defined in any other agreement between the Company or such affiliate and such Participant, as applicable.

Nothing contained in this Section 10(m) is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

2026 Proxy Statement	A-19	Pediatrix Medical Group, Inc.

1301 Concord Terrace

Sunrise, Florida 33323-2825

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Your control number

Pediatrix Medical Group, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 9, 2026

Thursday, May 7, 2026 10:30 AM, Eastern Time

Internet:

www.proxypush.com/MD

Phone:

1-866-484-0895

Mail:

Virtual:

The undersigned hereby appoints Mark S. Ordan, Kasandra H. Rossi and Mary Ann E. Moore (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Pediatrix Medical Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

(Company logo) P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Pediatrix Medical Group, Inc. Annual Meeting of Shareholders For Shareholders of record as of March 9, 2026 Thursday, May 7, 2026 10:30 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MD for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:30 AM, Eastern Time, May 7, 2026. Internet: www.proxypush.com/MD Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-484-0895 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/MD This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark S. Ordan, Kasandra H. Rossi and Mary Ann E. Moore (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares

Pediatrix Medical Group, Inc. Annual Meeting of Shareholders

pediatrix
Expert care for women, babies and children

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect nine Directors, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified;				
		FOR	AGAINST	ABSTAIN	
	1.01 Laura A. Linynsky	☐	☐	☐	FOR
	1.02 Thomas A. McEachin	☐	☐	☐	FOR
	1.03 Kurt D. Newman, M.D.	☐	☐	☐	FOR
	1.04 Mark S. Ordan	☐	☐	☐	FOR
	1.05 Michael A. Rucker	☐	☐	☐	FOR
	1.06 Guy P. Sansone	☐	☐	☐	FOR
	1.07 John M. Starcher, Jr.	☐	☐	☐	FOR
	1.08 Shirley A. Weis	☐	☐	☐	FOR
	1.09 Sylvia J. Young	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year;	☐	☐	☐	FOR
3.	Conduct an advisory vote regarding the compensation of our named executive officers for the 2025 fiscal year; and	☐	☐	☐	FOR
4.	Approve the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan	☐	☐	☐	FOR
5.	Consider and act upon such other business as may properly come before the annual meeting.				

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)   Date   Signature (if held jointly)   Date